                   AGREEMENT OF PURCHASE AND SALE OF ASSETS
                   ----------------------------------------

          This Agreement, dated as of October 31, 2001, by and among Beasley Broadcasting of Nevada, LLC. a North Carolina limited liability company ("Beasley"), KJUL License, LLC, a North Carolina limited liability company ("Licensing" and together with Beasley being hereinafter sometimes referred to as "Sellers"), and Wilks Broadcasting LLC, a Delaware limited liability company ("Buyer"), and Wilks License Co., LLC, a Delaware limited liability company ("License Co." and together with Buyer being hereinafter sometimes referred to as "Buyers").

                              W I T N E S S E T H:

          WHEREAS, Sellers are the owner of radio stations WRNO-FM, licensed to New Orleans, Louisiana and KMEZ(FM), licensed to Belle Chasse, Louisiana (the "Stations"), pursuant to certain authorizations issued by the Federal Communications Commission (the "Commission" or "FCC") and Sellers own or lease certain assets used or held for use in connection with the operation of the Stations;

          WHEREAS, Sellers desire to sell, assign and transfer the Stations, its FCC authorizations for the Stations and its interest in the assets and business of the Stations, and Buyers desire to acquire the Stations, the FCC authorizations for the Stations, and the assets and business of the Stations, all on the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer and Seller have entered into a Time Brokerage Agreement dated as of the date hereof (the "TBA").

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                    Purchase and Sale of Business and Assets
                    ----------------------------------------

          1.1  Purchased Assets.  Subject to and upon the terms and conditions
               ----------------
of this Agreement, Sellers shall sell, transfer, convey, assign, grant and deliver to Buyers, and Buyers shall purchase, at the Closing (as hereinafter defined) all right, title and interest in and to all business, properties, assets, machinery, equipment, furniture, fixtures, franchises, goodwill and rights of Sellers as a going concern, of every nature, kind and description, tangible and intangible, owned or leased, wheresoever located and whether or not carried or reflected on the books or records of any of Sellers, that are used or held for use in the operation of any of the Stations, including, without limitation, all properties, assets, rights, licenses, permits and franchises of and/or pertaining to any of the Stations, and all properties, assets and rights described in the form of Bill of Sale annexed as Exhibit 1.1 hereto (the "Bill
                                                 -----------
of Sale"), but excluding the "Excluded Assets", as hereinafter defined. All of the foregoing are herein collectively referred to as the "Purchased Assets" and include without limitation all of the following (it being understood that License Co. shall acquire all right, title and interest of any of Sellers in and to the Commission Authorizations (as hereinafter defined) and Buyer shall acquire all of the other Purchased Assets):

          (a) Commission Authorizations.  All right, title and interest of any
              -------------------------
of Sellers in and to all licenses, permits, approvals, construction permits and authorizations issued or granted by the FCC and used or held for use in the operation of any of the Stations, and any and all broadcast auxiliary facilities, boosters and repeaters associated with any of the Stations (hereinafter the "Commission Authorizations"), including, without limitation, all of those listed in Schedule 5.7(b) of the Disclosure Schedule (as such term
                       ---------------
is hereinafter defined), together with any applications therefor, renewals, extensions or modifications thereof and additions thereto.

          (b) Other Authorizations.  All right, title and interest of any of
              --------------------
Sellers in and to all licenses, permits, variances, franchises, certifications, approvals, construction permits and authorizations issued or granted by any administrative body or licensing authority or governmental or regulatory agency, other than Commission Authorizations, used or held for use in the operation of any of the Stations and/or the ownership and/or use of the Purchased Assets (hereinafter the "Other Authorizations" and, collectively with the Commission Authorizations, the "Authorizations"), including, without limitation, all of those listed in Schedule 5.7(b) of the Disclosure Schedule, together with any
                ---------------
applications therefor, renewals, extensions or modifications thereof and additions thereto.

          (c) Tangible Personal Property.  All fixed and tangible personal
              --------------------------
property used or held for use, by or for any of the Stations and/or any of Sellers in the business or operation of any of the Stations as such operations are currently conducted, including, but not limited to, any physical assets and equipment, leasehold improvements, machinery, vehicles, furniture, fixtures, transmitting towers, transmitters, antennae, office materials and supplies, spare parts and music libraries, including, without limitation, those listed in
Schedule 5.9 of the Disclosure Schedule, together with all replacements thereof,
------------
additions and alterations thereto, and substitutions therefor, made between the date hereof and the Closing Date (hereinafter collectively the "Tangible Personal Property"), provided that to the extent any Tangible Personal Property is leased or co-owned by any of Sellers, only such leasehold or co-ownership interest will be included in the Purchased Assets.

          (d) Real Property.  All land, buildings, improvements, fixtures, and
              -------------
transmitting towers (to the extent they constitute fixtures or other interests in real property and not Tangible Personal Property) and other real property owned by any of Sellers, and all right, title, and interest of any of Sellers in and to all leaseholds and other interests in real property and the buildings and improvements thereon and appurtenances thereto, including, without limitation, any easements, variances, and air rights, and all security deposits with respect to any of the foregoing (subject to the provisions of Section 2.5), used or held for use by or for any of the Stations and/or any of Sellers in the business or operation of any of the Stations as currently conducted (the foregoing hereinafter collectively called the "Real Properties"), provided that to the extent any Real Property is leased or co-owned by any of Sellers, only such leasehold or co-ownership interest will be included in the Purchased Assets.

          (e) Advertising Contracts.  All right, title and interest of any of
              ---------------------
Sellers in and to all orders and agreements for the sale of advertising time on any of the Stations for cash and all trade, barter and similar agreements for the sale of advertising time on any of the Stations other than for cash, and all such orders and agreements for advertising time entered into in the ordinary course of business between the date hereof and the Closing Date, and to the extent the foregoing have not been performed as of the Closing Date, in each case to which any of Sellers or any of the Stations is a party and to be assumed by Buyer pursuant to this Agreement (hereinafter collectively "Advertising Contracts").

          (f) Agreements.  All right, title and interest of any of Sellers in
              ----------
and to the contracts, agreements, and leases, including, without limitation, all program licenses, and agreements and contracts to broadcast product or programs on any of the Stations, to which any of Sellers or any of the Stations is a party and to be assumed by Buyer pursuant to this Agreement (hereinafter, together with the Advertising Contracts, collectively, "Contracts"), and all rights of any of Sellers under all confidentiality agreements in favor of any of Sellers and/or any of the Stations and/or relating to any of the Stations.

          (g) Intangibles.  All right, title and interest of any of Sellers in
              -----------
and to the call letters "WRNO-FM" and "KMEZ(FM)", together with all copyrights, trademarks, trade names, logos, slogans, jingles, service marks, applications for any of the foregoing, all telephone numbers and listings, trade secrets, confidential or proprietary information and other intangible property used or held for use by or for any of the Stations and/or any of Sellers in the business or operation of any of the Stations as currently operated, and any and all universal resource locators ("URLs"), domain names, of or maintained by or for any of the Stations, including without limitation, the URLs "www.wrno.com", and "www.oldschool1029.com" (the "Station URLs") and, the HTML code ("Code") created by or for any of Sellers exclusively for the sites directly accessed (e.g. sites with the same top level URL and not sites with other top level URLs even if such sites are maintained on the same server) through such Station URLs as of the date of this Agreement (collectively the "Site") and all goodwill associated with any of the above (hereinafter collectively the "Intangibles").

          (h) Deposits and Prepaid Items.  Subject to the provisions of Section
              --------------------------
2.5, all right, title and interest of any of Sellers in and to all deposits and prepaid items relating to any of the Purchased Assets or the operation or business of any of the Stations (other than unearned insurance premiums).

          (i) Programs.  All right, title and interest of any of Sellers in and
              --------
to all computer systems (including without limitation, management information and order systems, hardware, software, servers, computers, printers, scanners, monitors, peripheral and accessory devices and the related media, manuals, documentation and user guides) of or used by or for the Business, all right, title and interest of any of Sellers in and to all related claims, credits, and rights of recovery and set-off with respect thereto, and all of the right, title and interest (including by reason of license or lease) of any of Sellers or the Business in or to any software, computer program or software product owned, used, developed or being developed by or for the Business, whether for internal use or for sale or license to others, and any software, computer program or software product licensed by any of Sellers for use by the Business, and all proprietary rights of any of Sellers or the Business, whether or not patented or copyrighted, associated therewith (collectively, "Programs").

          (j) Documentation.  All documentation, records and software, whether
              -------------
in electronic or print form, currently in the possession or under the control of any of Sellers evidencing, representing or containing or relating to any Program or used in the Business, including, without limitation, any manuals, functional and design specifications, user and programmer instructions, coding, testing notes, error reports and logs, patches and patch instructions, itemizations of development tools, and all other writings which would be necessary or helpful to a skilled programmer to understand, maintain and enhance any Program (collectively, "Documentation").

          (k) FCC Logs.  All FCC logs and similar records in the possession of
              --------
any of Sellers that relate to the operation of any of the Stations ("FCC Logs").

          (l) Business Records.  All reports, statements, books, financial
              ----------------
records, engineering and advertising reports, programming studies, consulting reports, marketing data, technical information, specifications, research and development information, engineering drawings, manuals, computer programs, tapes and software, business and personnel records, mailing and listener lists, lists of vendors or other suppliers and any other information in tangible form, used or held for use by or for any of the Stations and/or any of Sellers in the business or operation of any of the Stations or relating to any of the Purchased Assets (hereinafter collectively "Business Records").

          (m) Goodwill.  All goodwill in, and going concern value of, each of
              --------
the Stations (if any).

     1.2  Excluded Assets. Notwithstanding anything set forth in Section 1.1,
          ---------------
the Purchased Assets shall not include the following (the "Excluded Assets"):

          (a) All cash, cash equivalents or similar type investments of Sellers, such as certificates of deposit, money market accounts, commercial paper, Treasury bills and other marketable securities on hand and/or in banks or in inter-company or inter-affiliate accounts, any security deposits and any insurance policies, contracts of insurance, and any proceeds therefrom (except to the extent otherwise provided in Section 10.1 hereof), promissory notes, amounts due from employees, bonds, letters of credit, other similar items, and any cash surrender value in regard thereto.

          (b) All assets used or held for use exclusively in the operation of standard broadcast station WBYU(AM), New Orleans and those other assets listed in Schedule 1.2(b) of the Disclosure Schedule.
   ---------------

          (c) All supplies, spare parts and similar items of tangible personal property consumed in the ordinary course of business between the date of this Agreement and the Closing Date and in conformity with the terms and provisions of this Agreement.

          (d) Certain personal effects identified in Schedule 1.2(d) of the
                                                     ---------------
Disclosure Schedule.

          (e) Sellers' Tax records, corporate seal, minute books, organizational documents, such books and records as pertain solely to the organization, existence and capitalization and Taxes of Sellers, such books and records as any Seller is required by law to retain, and duplicate copies of the books and records necessary to enable any Seller to file its Tax returns and reports.

          (f) All accounts receivable of Sellers and/or any of the Stations, as of 11:59 p.m., local time, on the day prior to the TBA Commencement Date (as herein defined), in respect of air time broadcast by Sellers prior to the TBA Commencement Date.

          (g) Any assets, trusts, insurance policies, contracts, reserves or arrangements relating to any compensation or benefit plan, contract or arrangement in effect as of the Closing Date including, without limitation, all pension, retirement, welfare, profit sharing, stock option or stock purchase, savings and thrift, bonus, incentive or deferred compensation, severance pay, vacation, sick pay, personal day and medical, vision, dental, accident, disability, life and other health and hospitalization insurance plans in which any current or former employee (or dependent of any such employee) of any of Sellers or any of the Stations participates or is entitled to benefits (the "Employee Benefit Plans").

          (h) any interest in and to any refunds or overpayments of Taxes for periods prior to the Closing Date.

          (i) The accounting, payroll, general ledger and accounts payable software systems, used or held for use in the operation of the Stations; provided, however, that promptly after the TBA Commencement Date, Beasley will provide Buyer with a hard copy print out of the general ledger current as of the TBA Commencement Date.

     1.3  Title to Purchased Assets.  Title to all of the Purchased Assets
          -------------------------
shall be transferred to Buyers free and clear of any liens, pledges, charges, mortgages, security interests, restrictions, easements, liabilities, claims, title defects, encumbrances or rights of others of every kind and description (collectively, "Liens"), except for those Liens listed in Schedule 1.3 of the
                                                          ------------
Disclosure Schedule, said Liens so listed being herein called the "Permitted Liens."

     1.4  The Business.  The business, operations, obligations and activities
          ------------
of Sellers principally related to any of the Stations and/or the use of any of the Purchased Assets in the operation of any of the Stations are herein collectively referred to as the "Business."

     1.5  Assignments of Contracts.  Buyer and Sellers acknowledge that the
          ------------------------
rights of Sellers under certain of the Contracts to be included in the Purchased Assets, and the rights and benefits thereunder necessary or appropriate or relating to the conduct of the business and activities of any of Sellers and/or any of the Stations, may not, by their terms, be assignable. Anything in this Agreement or in the Obligations Undertaking (as hereinafter defined) to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any such Contract and Buyer shall not be deemed to have assumed the same or to be required to perform any obligations thereunder, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any material way affect the rights under any such Contract of Buyer or any of Sellers thereunder. In such event, Sellers will cooperate with

Buyer to provide for Buyer after the Closing all benefits to which any of Sellers is entitled under such Contracts, and any transfer or assignment to Buyer by any of Sellers of any such Contract or any right or benefit arising thereunder or resulting therefrom which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained. Sellers shall use their reasonable commercial efforts prior to, and if requested by Buyer after, the Closing Date to obtain all consents and approvals necessary or required for the transfer and assignment of the Contracts to Buyer, in each case in form and substance reasonably satisfactory to Buyer; it being understood, that such commercial efforts shall include Sellers paying the assignment fee under the Employment Agreement, dated November 20, 1998, between Stephen H. Johnson and John Walton and Beasley (formerly known as Centennial Broadcasting LLC).

          1.6  Satisfaction of Liens.  At the Closing, Sellers shall cause all
               ---------------------
Liens on or relating to any of the Purchased Assets (other than Permitted Liens), to be released, extinguished and discharged in full, and shall deliver to Buyer instruments releasing, extinguishing and discharging all such Liens, and all rights and claims of any holder(s) of any of such Liens with respect to any of the Purchased Assets, all in such form and substance as Buyer shall reasonably require (collectively the "Lien Release Instruments").

          1.7  Receivables.  At Closing, Sellers shall appoint Buyer their sole
               -----------
and exclusive agent for collecting Receivables during the Collection Period (as hereafter defined). In such regard, at Closing Sellers shall deliver to Buyer a complete and detailed statement showing the name, amount and age of each Receivable. From the Closing Date until 120 days thereafter (the "Collection Period"), Buyer shall endeavor to collect Receivables, as agent for Sellers and on Sellers' behalf, but in accordance with Buyer's normal collection procedures as in effect from time to time (and without being required to resort to litigation or collection proceedings), and, Sellers agree that during such period of time they shall refrain from taking action (whether in connection with collection or otherwise) in respect of the Receivables. Buyer shall have the right and authority to endorse, without recourse, with the name of any of Sellers, any checks received in respect of any Receivables. As soon as practicable, but in no event later than the 30th day of each calendar month beginning with the first full month after the Closing Date or the next business day thereafter if the 30th is not a business day, Buyer will furnish Sellers with an accounting of the Receivables collected during the preceding calendar month, and, on such day, Buyer shall remit to Beasley the net amount of all Receivables collected on Sellers' behalf by Buyer during such calendar month after deducting therefrom any applicable agency, sales and other commissions paid by Buyer as set forth below. Within 20 business days after the end of the Collection Period, Buyer will furnish Sellers with a final and up-to-date accounting of the Receivables, and thereafter Sellers shall be solely responsible for the collection of any remaining Receivables; provided, however, that any funds received by Buyer subsequent to the Collection Period on account of any Receivables paid or payable to any of Sellers, less any applicable agency, sales or other commissions to the extent paid by Buyer as set forth below, shall be remitted to Beasley as soon as practicable after the receipt of such funds. Sellers acknowledge and agree that all accounts receivable of any of the Stations that are earned from and after the Closing Date are the sole and exclusive property of Buyer. Buyer shall not be obligated to use any extraordinary efforts or retain counsel or a collection agency to collect any Receivable. To the extent that any amounts are received by Buyer from an obligor on both a Receivable and any other receivable of Buyer, such amounts, unless specifically allocated by the obligor, shall be allocated to payment of the oldest of such receivables first. Sellers shall be responsible for all agency, sales and other commissions which are attributable to the Receivables and to the extent the same have not been paid by Sellers, during the Collection Period, Buyer may deduct the amount of such commissions from the amount to be remitted to Beasley and pay such commissions in accordance with Sellers' past customary practice.

                                   ARTICLE 2
                   Purchase Price; Letter of Credit; Payment;
                           Assumption of Obligations
                           -------------------------

          2.1  Purchase Price.  Subject to and upon the terms and conditions of
               --------------
this Agreement, in reliance on the representations, warranties, covenants and agreements of Sellers contained herein, and in full payment and consideration for the sale, conveyance, assignment, transfer and delivery of the Purchased Assets by Sellers, Buyer will pay a total amount of Twenty Three Million United States Dollars (U.S. $23,000,000), subject to adjustment as herein provided (the "Purchase Price"), and payable as hereinafter provided.

          2.2  Letter of Credit.
               ----------------

               (a) Upon the execution and delivery of this Agreement, Buyer shall deposit with Michael J. Bergner as escrow agent (the "Escrow Agent"), as a good faith deposit, an irrevocable letter of credit ("Letter of Credit") in the stated principal amount of Three Million Dollars (U.S. $3,000,000). The Letter of Credit shall be held by the Escrow Agent, pursuant to the terms of an escrow agreement in the form of Exhibit 2.2 hereto (the "Escrow Agreement"), which
                         -----------
Escrow Agreement shall be executed and delivered by Beasley, Buyer and the Escrow Agent simultaneously with the execution and delivery of this Agreement. The parties' rights and obligations with respect to the proceeds of the Letter of Credit shall be governed by clause (b) of this Section 2.2.

               (b) The Letter of Credit shall be held, distributed and/or drawn upon in accordance with the following requirements:

                    (i) The Letter of Credit shall be returned to Buyer: (A) if at the latest time for the Closing referred to in Section 4.1 hereof (as may be modified by Section 8.1 hereof) a condition to Buyer's obligation to close the transactions contemplated by this Agreement has not been satisfied or waived and Buyer rightfully elects to terminate the Agreement; or (B) if this Agreement shall terminate for any reason specified in Article 3 of this Agreement; or (C) if this Agreement terminates for any reason other than as a result of a material breach or default by Buyer of its obligations under this Agreement or as a result of Buyer's wrongful failure to close as set forth in Section 2.2(b)(ii); it being understood that if Buyer and any of Sellers are in breach of their respective material obligations under this Agreement and the Agreement is terminated, the Letter of Credit shall be returned to Buyer; or (D) the Closing shall occur.

                    (ii) Beasley shall be entitled to the proceeds of the Letter of Credit to compensate the Sellers for the damages they shall suffer if the Closing shall not occur, if (A) this Agreement terminates as a result of a material breach or default by Buyer of its obligations under this Agreement so long as Sellers are not also in breach or default of any of their respective material obligations under this Agreement or (B) the Closing does not occur and each of the following shall occur (x) at the latest time for the Closing referred to in Section 4.1 hereof (as may be modified by Section 8.1 hereof), all conditions to Buyer's obligations to close shall have been satisfied or waived, (y) the Sellers shall then be ready, willing and able to close and none of the Sellers shall be in material breach or default of their respective obligations under this Agreement, and (z) Buyer fails or refuses to close.

               (c) Anything to the contrary contained in this Agreement notwithstanding, under no circumstances shall any of the Sellers have any right or remedy under or in connection with this Agreement if this Agreement shall terminate for any reason whatsoever and/or in the event of any breach or default under this Agreement, other than such right as Seller may have to the proceeds of the Letter of Credit under the terms and conditions set forth in Section 2.2(b) above and as may be expressly provided in Section 8.4 and Article 9 herein.

          2.3  Payment.  At Closing (x) the Letter of Credit shall be returned
               -------
to Buyer, and (y) the sum of Nineteen Million Six Hundred Fifty Thousand United States Dollars (U.S. $19,650,000) in cash shall be paid by Buyer to Sellers by wire transfer of immediately available funds, to an account designated by Beasley or such other means as Sellers and Buyer shall agree and (z) a promissory note in the principal amount of Three Million Three Hundred Fifty Thousand United Stated Dollars (U.S. $3,350,000), and in the form attached hereto as Exhibit 2.3 (the "Note"), shall be delivered by Buyer to Sellers.
          -----------

          2.4  Allocation.  Sellers and Buyer agree to allocate the Purchase
               ----------
Price among the Purchased Assets in accordance with the allocation schedule to be attached hereto as Schedule 2.4, which allocation schedule will reflect the
                      ------------
allocation of the Purchase Price among the classes of assets specified by
Section 1060 of the Code and will be determined after the date hereof but prior to Closing (the "Allocation Schedule"). If the parties are unable to agree on the final Allocation Schedule within 30 days after the Closing Date, a third-party appraiser selected by Buyer, and reasonably acceptable to Sellers, the fees of which, up to a maximum of $7,500 shall be borne equally by Buyer and Sellers, shall resolve the allocation of the consideration to any items with respect to which there is a dispute between the parties. In the event that the Purchase Price shall be adjusted pursuant to this Agreement, the Allocation Schedule shall be appropriately modified, on such basis as Buyer shall reasonably require, to reflect such adjustment. Seller and Buyer will each file an IRS Form 8594 consistent with the Allocation Schedule.

          2.5  Certain Closing Prorations and Adjustments.  (a) All utilities
               ------------------------------------------
charges, real estate and personal property taxes, security deposits and monthly rental payments under leases of Real Properties to be assumed by Buyer pursuant to this Agreement, accrued employee vacation and sick pay time, monthly equipment rental payments under Personal Property Leases (as hereinafter defined) assumed by Buyer pursuant to this Agreement, amounts payable (and security deposits in respect thereof) in respect of contracts and agreements assumed by Buyer pursuant to this Agreement, association dues, business, license and annual FCC fees and similar prepaid items (to the extent included in the Purchased Assets) and similar accrued expenses shall be prorated between Sellers and Buyer as of Midnight on the day immediately preceding the Closing Date, and the net amount resulting from the foregoing in favor of Buyer or Sellers, as the case may be, shall then be paid to such party at the Closing or credited against the Purchase Price in the event Sellers are to pay Buyer any such amount. If all the apportionments set forth above are not accomplished at the Closing, then, within ninety (90) days thereafter, representatives of Sellers and Buyer shall examine all appropriate books and records in order to make the determination of said apportionments. Payments in respect thereof shall be made within one hundred twenty (120) days after Closing, provided that if payments with respect to real or personal property taxes are based in whole or in part on the previous year's taxes, there shall be a later adjustment to reflect the current year's taxes when the bills are finally rendered.

          (b) All amounts paid prior to the Closing under all contracts, orders or commitments of any of the Stations for the sale of air time to be performed or aired on or after the Closing Date shall be paid by Sellers to Buyer or, at Buyer's option, credited against the Purchase Price, at the Closing.

          (c) Prior to Closing, the parties shall jointly prepare a schedule showing (i) the cumulative net value, as of the Effective Date of (and as defined in) the TBA (the "TBA Commencement Date"), of all advertising time required to be broadcast by the Station after the TBA Commencement Date pursuant to agreements included in the Contracts under which Beasley has agreed to provide commercial advertising time on any of the Stations in exchange for property or services in lieu of, or in addition to, cash ("Trade Agreements"), and (ii) the cumulative net value of all property or services to be received by any of the Stations after the TBA Commencement Date pursuant to Trade Agreements. The amount to be attributed to the value of remaining broadcast advertising time and goods and services hereunder shall be the amount specified in the Trade Agreement in question, as established at the time the Trade Agreement was entered into. To the extent the amount in clause (i) above exceeds the amount in clause (ii) above by more than Seven Thousand Five Hundred Dollars ($7,500), the Purchase Price due at Closing shall be decreased by such excess.

          (d) In the event of any dispute between the parties as to prorations or adjustments under this Section 2.5, the amounts not in dispute shall nonetheless be paid and adjusted for at the Closing, or within one hundred twenty (120) days thereafter as set forth in this Section above, and such disputes shall be promptly presented for resolution to an independent certified public accountant mutually acceptable to the parties. The accountant's resolution of the dispute shall be final and binding on the parties and a judgment may be entered thereon, provided, however, that any such accountant shall have no authority to assess damages or award attorney's fees or costs. The fees and expenses of such accountant shall be paid one-half (1/2) by Sellers and one-half (1/2) by Buyer.

     2.6  Assumed Obligations.
          -------------------

          (a) Except as otherwise provided in the TBA, from and after the Closing Date, Buyer shall assume and pay, perform and discharge the following liabilities and obligations relating to the Stations, but in each case only to the extent first accruing, and only with respect to periods, after the Closing Date (the "Assumed Obligations"):

               (i) liabilities and obligations arising or accruing after the Closing Date with respect to any (i) all contracts, agreements, leases, licenses or other understandings or arrangements listed in Schedule 5.8(A) of the Disclosure
                                         ---------------
Schedule and marked with an asterisk (*) to indicate that it is an "Assumed Contract", (ii) all Advertising Contracts (including Trade Agreements), and
(iii) any other contract, agreement, lease, license or other understanding or arrangement entered into by any of Sellers with respect to any of the Stations pursuant to Section 7.1 hereof;

               (ii) liabilities and obligations arising or accruing after the Closing Date with respect to Buyer's ownership of the Purchased Assets and Buyer's operation of the Stations; and

               (iii) liabilities and obligations arising after the Closing Date, with respect to any property taxes, regulatory fees and other governmental charges on the Purchased Assets or the Stations for periods after the Closing Date during which Buyer owned the Stations.

          (b) Notwithstanding anything to the contrary contained herein, the Assumed Obligations shall not include any of the following debts, commitments, obligations or liabilities of any of Sellers (herein collectively referred to as the "Excluded Liabilities"):

               (i) any obligation or liability of any of Sellers based upon acts or omissions of any of Sellers occurring on or after the Closing Date;

               (ii) except as otherwise expressly provided in the TBA, any liabilities or obligations of any of Sellers resulting or arising from claims for personal injury or property damage arising prior to the Closing Date or out of any breach or default prior to the Closing Date by any of Sellers of any contract, commitment or obligation, whether imposed by law or otherwise;

               (iii) any obligations of either of Sellers under any stock option, stock purchase or profit-sharing plans or under any outstanding qualified or non-qualified stock options;

               (iv) any liabilities of either of Sellers to any of its present or former stockholders or partners as such or arising out of any action by either of Sellers in connection with the transactions contemplated by this Agreement;

               (v) any and all obligations of either of Sellers for indebtedness for borrowed money, including without limitation, capitalized leases for equipment not assumed by Buyer hereunder and amounts advanced by either of Sellers or any affiliate thereof to Seller or amounts otherwise owed or payable by either of Sellers to either of Sellers or any affiliate thereof, and any and all other intercompany obligations (whether current or long-term);

               (vi) except as otherwise expressly provided in the TBA, any and all debts, liabilities and obligations of either of Sellers incurred or accrued with respect to any period, or circumstances, or state of facts or occurrences, on or prior to the Closing Date, relating to bonuses, salaries, wages, commissions, incentive compensation, compensated absences, workmen's compensation, FICA, unemployment taxes, employee benefits, medical and health, deferred compensation, wage continuation, severance, termination, pension

(including any unfunded accrued or vested obligation), section 401(k) plans, cafeteria, child care, retirement, profit-sharing or similar plans or arrangements, with respect to any current or former employees of Sellers whether or not such employees become employees of Buyer;

               (vii) any and all domestic and foreign federal, state and local income, gains, or franchise Tax liabilities, imposed on either of Sellers or with respect to income or activities thereof, including interest and penalties, if any, imposed in respect of such taxes, and including any income or gains Tax with respect to the transactions contemplated by this Agreement;

               (viii) any and all liabilities and obligations of either of Sellers arising under this Agreement or any of the Seller Documents (including, without limitation, indemnification obligations and obligations to pay expenses arising out of the Agreement), or from its failure to perform any of its agreements contained therein or incurred by it in connection with the consummation of the transactions contemplated thereby, or for which either of Sellers is responsible under this Agreement, including, without limitation, fees of Sellers' lawyers, accountants and other advisors;

               (ix) except as otherwise expressly provided in the TBA, any and all liabilities and obligations with respect to claims, suits, legal, administrative, arbitral or other actions, proceedings and judgments with respect to causes of action or disputes arising, and other non-contractual liabilities of either of Sellers asserted or imposed, or arising out of, any events occurring, or circumstances or state of facts existing, on or prior to the Closing Date, including without limitation, personal injury, negligence, deceptive trade practices, libel or slander;

               (x) except as otherwise expressly provided in the TBA, any and all liabilities and obligations of either of Sellers based on or arising from the presence, use, disposal or treatment of any Hazardous Substance (as defined below) on, about or from any of the Real Properties or any discharge or release of a Hazardous Substance on or prior to the Closing Date or failure to obtain any license or permit required in connection with any Hazardous Substance or arising out of any non-compliance with any federal, foreign, state or local environmental, health or safety law, ordinance, code, rule regulation, order or requirement, in each case based on or arising from any act, transaction, state of facts or other condition or conduct which existed on or before the Closing Date. The term "Hazardous Substance" as used in this Agreement shall include, without limitation, gasoline, oil and other petroleum products, explosives, radioactive materials and related and similar materials, and any other substance or material defined as a hazardous, toxic or polluting substance or material by any federal, state or local law, ordinance, rule or regulation, including asbestos and asbestos-containing materials;

               (xi) except as otherwise expressly provided in the TBA, any and all debts, liabilities and obligations of either of Sellers with respect to any of the Excluded Assets or any Contract that is not an Assumed Contract; or

               (xii) any and all debts, liabilities or obligations as a guarantor, co-obligor or surety of either of Sellers or any affiliate of either of Sellers.

               (c) Buyer shall, at the Closing, execute and deliver to Sellers an Obligations Undertaking (the "Obligations Undertaking"), substantially in the form of Exhibit 2.6 hereto, in order to effect the assumption of the Assumed
        -----------
Obligations by Buyer. Except for the Assumed Obligations, and except as otherwise provided in the TBA, Buyer shall not and does not assume any liability or obligation of any of Sellers, fixed or contingent, disclosed or undisclosed, and assumes no liability for any claim, debt, default, duties, obligations or liabilities of any of Sellers of any kind or nature, whether known or unknown, contingent or fixed, including with out limitation the Excluded Liabilities, all of which, to the extent that they exist from and after the Closing shall be retained and discharged by Sellers.

                                   ARTICLE 3
                   Application to and Consent By Commission
                   ----------------------------------------

          3.1  Commission Consent.  Consummation of the purchase and sale
               ------------------
provided for herein and the performance of the obligations of Sellers and Buyers to close under this Agreement are subject to the condition that the Commission shall have issued its approval, without any condition adverse to Buyers' operation of the Stations and outside of the ordinary course for similar transactions, of the assignment (the "Assignment") of the Commission Authorizations to License Co. in accordance with the terms of this Agreement (the "Initial Order"), and such approval shall have become a Final Order (as hereinafter defined).

          3.2  Application For Commission Consent.  (a) Sellers and Buyers agree
               ----------------------------------
to proceed expeditiously and with due diligence and to use their reasonable efforts and to cooperate with each other in seeking and applying (the "Assignment Application") for the Initial Order and the Final Order. Within five (5) business days after the date of this Agreement, each party shall prepare and file with the Commission the Assignment Application and all information, data, exhibits, resolutions, statements, and other materials necessary and proper in connection with such Assignment Application. Each party further agrees to expeditiously prepare and file with the FCC any Assignment Application amendments whenever such amendments are required by the Commission or its rules. For purposes of this Agreement, each party shall be deemed to be using its reasonable efforts with respect to obtaining the Final Order, and to be otherwise complying with the foregoing provisions of this Section 3.2, so long as it expeditiously and truthfully provides information necessary in completing the application process, expeditiously provides its comments on any filing materials, and uses its reasonable efforts to oppose attempts by third parties to resist, modify or overturn the grant of the Initial Order or the Final Order without prejudice to the parties' termination rights under this Agreement, it being further understood that neither the Sellers nor Buyers shall be required to expend any funds or efforts contemplated under this Article 3 unless the other(s) of them is concurrently and likewise complying with its obligations under this Article 3.

               (b) Except as otherwise provided herein, each party will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of its respective portion of the Assignment Application. All filing fees and grant fees imposed shall be paid one-half (1/2) by Sellers and one-half (1/2) by Buyer.

               (c) Buyer and Sellers, each at their own respective expense, shall use their respective reasonable efforts to oppose any efforts or any requests by third parties for reconsideration or judicial review of the grant by the Commission of the Initial Order.

          3.3  Notice of Application.  Sellers shall, at their expense, give due
               ---------------------
notice of the filing of the Assignment Application by such means as may be required by the rules and regulations of the Commission.

          3.4  Absence of Commission Consent.  This Agreement, prior to the
               -----------------------------
Closing, may be terminated by Sellers, on the one hand, or Buyers on the other hand, upon written notice to the other(s), if an Initial Order as to the assignment of the Station has not come into existence and effect within nine (9) months after the date hereof, or the Final Order as to the assignment of the Stations has not come into existence and effect within twelve (12) months after the date hereof; provided, however, that neither Sellers nor Buyers, as the case
                 --------  -------
may be, may terminate this Agreement if any of Sellers, or any of Buyers, as the case may be, is in material default or breach under this Agreement, or if a delay in any decision or determination by the Commission respecting the Assignment Application has been caused, or materially contributed to, (i) by any failure of any of Sellers, or any of Buyers, as the case may be, to furnish, file or make available to the Commission information within its control; (ii) by the willful furnishing by any of Sellers, or any of Buyers, as the case may be, of incorrect, inaccurate or incomplete information to the Commission; or (iii) by any other action taken by any of Sellers, or any of Buyers, as the case may be, for the purpose of delaying the Commission's decision or determination respecting the Assignment Application.

          3.5  Designation For Hearing.  In the event the Commission shall,
               -----------------------
prior to the Closing, designate for hearing any aspect of the Assignment Application, Sellers, on the one hand, or Buyers, on the other hand, shall be entitled, upon notice to the other(s), which notice must be given within twenty
(20) days after the terminating parties' receipt of notice of such designation for hearing, to terminate this Agreement; provided, however, that neither any of
                                          --------  -------
Sellers, nor any of Buyers, as the case may be, shall be entitled to terminate this Agreement if any of Sellers or any of Buyers, as the case may be, is in material default or breach of this Agreement.

          3.6  Definition of Final Order.  For purposes of this Agreement, the
               -------------------------
term "Final Order" shall mean a final order of the Commission which is not reversed, stayed, enjoined or set aside, and with respect to which no timely request for stay, reconsideration, review, rehearing or notice of appeal or determination to reconsider or review is pending, and as to which the time for filing any such request, petition or notice of appeal or for review by the Commission, and for any reconsideration, stay or setting aside by the Commission on its own motion or initiative, has expired.

          3.7  Effect of Termination.  No termination under this Article 3 shall
               ---------------------
affect any rights or obligations under this Agreement arising by reason of any breach or default by any party under this Agreement prior to such termination or any remedy to which any party hereto may be entitled by reason of such breach or termination, each of which shall survive such termination.

                                   ARTICLE 4
                   Closing; Deliveries; Conditions Precedent
                   -----------------------------------------

          4.1  Closing.  The Closing under this Agreement (the "Closing") shall
               -------
take place at the offices of Buyer's counsel, at 10:00 a.m., local time, on the later of March 31, 2002 and the fifth (5th) business day after the Initial Order becomes a Final Order, or such other date, place or time as the parties hereto shall mutually agree upon. The date of the Closing is herein called the "Closing Date".

               (a) All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

          4.2  Sellers' Deliveries.  At the Closing, Sellers shall deliver to
               -------------------
Buyers:

               (a)  the Bill of Sale, executed by Sellers;

               (b)  [Intentionally Omitted]

               (c)  an assignment of lease in the form of Exhibit 4.2(c) hereto
                                                          --------------
(each a "Lease Assignment") which respect to each of the leases of the Real Properties listed in Schedule 5.8 of the Disclosure Schedule (each a "Lease"),
                     ------------
executed by the lessee thereunder, in each case together with:

                    (i) the written consent to the assignment of each Lease, other than those deemed immaterial by Buyer; and

                    (ii) such estoppel agreements ("Estoppels") of the landlord, in form and substance reasonably required by Buyer and Buyer's institutional lenders, with respect to such Lease and Lease Assignment, if any, as Sellers shall have received prior to the Closing Date, and Sellers shall use reasonable efforts (not to include the payment of any fee or cost of any landlord) to so obtain the same from each landlord; and

                    (iii) such non-disturbance agreements ("NDA's") from the landlord's mortgagees in favor of Buyer in form and substance reasonably required by Buyer, if any, as Sellers shall have received prior to the Closing Date, and Sellers shall use reasonable efforts (not to include the payment of any fee or cost of any landlord) to so obtain the same from each mortgagee of each landlord; and

                    (iv) such memoranda in recordable form, as to such lease and the assignment thereof to Buyer, executed by the landlord, if any, as Sellers shall have received prior to the Closing Date and Sellers shall use reasonable efforts (not to include the payment of any fee or cost of any landlord) to so obtain the same from each landlord;

               (d) instruments of assignment and transfer of all the Commission Authorizations and the Intangibles, executed by Sellers, in form reasonably required by Buyer;

               (e) all Contracts, FCC Logs and Business Records not previously delivered to Buyers;

               (f) copies of corporate and limited liability company resolutions of the Sellers authorizing, by approval of the board of directors and the members and board of managers of the Sellers, the execution and delivery of this Agreement and each exhibit hereto and the consummation of the transactions contemplated hereby and thereby, certified by an executive officer of each of the Sellers;

               (g) a certificate of good standing with respect to Beasley, issued as of a recent date by the Secretary of State of the State of North Carolina and a certificate of foreign qualification with respect to Beasley, issued as of a recent date by the Secretary of State of the State of Louisiana;

               (h) irrevocable written instructions to the Escrow Agent to return the Letter of Credit to Buyer;

               (i)  a License, substantially in the form attached as Exhibit
                                                                     -------
4.2(i) (the "License"), executed by Sellers, provided that landlord's consent to
------
the same has been obtained;

               (j) such other good and sufficient instruments of conveyance, assignment and transfer, as Buyer shall reasonably require, each in form and substance reasonably required by Buyer, and as shall be effective to vest in Buyers title to the Purchased Assets as contemplated by this Agreement; and

               (k) all other documents required by the terms of this Agreement to be delivered to Buyers at the Closing.

          4.3  Buyers' Deliveries.  At the Closing, Buyers will deliver:
               ------------------

               (a) the portion of the Purchase Price, as the same may be adjusted in accordance with the terms of this Agreement, payable in cash at the Closing;

               (b)  the Note;

               (c)  each Lease Assignment, duly executed by Buyer;

               (d)  the Obligations Undertaking, duly executed by Buyer;

               (e) certificates of good standing with respect to each of Buyers, each issued as of a recent date by the Secretary of State of Delaware and a certificate of foreign qualification with respect to Buyer, issued as of a recent date by the Secretary of State of Louisiana;

               (f) an Equity Subscription Agreement to be entered into by and among Buyer, Wicks Communications & Media Partners L.P., Wicks Parallel (Limited) Partnership I, L.P. and Wilks Broadcasting Holdings, LLC, in the form attached hereto as Exhibit 4.3(f) (the "Equity Subscription Agreement"),
                   --------------
executed by the parties thereto;

               (g) the License, executed by Buyer, provided that landlord's consent to the same has been obtained;

               (h) copies of all necessary limited liability company resolutions of Buyer authorizing the execution and delivery of this Agreement and each exhibit hereto and the consummation of the transactions contemplated hereby and thereby, certified by an officer of Buyer; and

               (i) all other documents required by the terms of this Agreement to be delivered to Sellers at the Closing.

          4.4  Further Assurances.  At any time and from time to time after the
               ------------------
Closing, at Buyer's request, and without further consideration, Sellers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and take such actions, as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Buyers, and to confirm Buyers' title to, all of the Purchased Assets, to put Buyers in actual possession and operating control thereof, and to assist Buyers in exercising all rights with respect thereto.

          4.5  Buyers' Conditions Precedent.   The obligations of the Buyers
               ----------------------------
under this Agreement to proceed with the transactions contemplated hereby are, at the option of the Buyer, subject to the fulfillment of the following conditions at or prior to the Closing:

               (a) no action, suit or proceeding shall have been instituted against any of Sellers or against any of Buyers by, in or before any court, tribunal or governmental body or agency, and be unresolved, to restrain, prevent, enjoin or prohibit, or to obtain substantial damages by reason of, any of the transactions contemplated hereby and no order shall have been issued, to restrain, prevent, enjoin or prohibit, or to obtain substantial damages by reason of, any of the transactions contemplated hereby;

               (b) the representations and warranties of any of the Sellers contained in this Agreement, any Schedules and Exhibits hereto and/or any certificates or documents delivered in connection with this Agreement shall be true and correct in all respects when made, and, except for changes expressly permitted by this Agreement, shall also be true and correct in all respects on and as of the Closing Date as if made on and as of that date and as though the Closing Date were substituted for the date of this Agreement, except (i) to the extent that any such representations and warranties were made only as of a date specified therein, and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date, and (ii) where the breach of any of such representations or warranties does not have, and could not reasonably be expected to have, either individually or in the aggregate for all representations and warranties, a material adverse effect on the financial condition, business or operating results of the Stations taken as a whole or any Seller's ability to consummate the transactions contemplated hereby (a "Material Adverse Effect") (except that for purposes of application of this clause (ii) all materiality and material adverse effect qualifications within all representations and warranties shall be deemed omitted);

               (c) each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by any of the Sellers, at or prior to the Closing shall have been duly and properly complied with and performed except where the noncompliance or nonperformance does not have, and could not reasonably be expected to have, individually or in the aggregate for all covenants, agreements and obligations, a Material Adverse Effect (except that for purposes of application of this subsection (c) all materiality and material adverse effect qualifications within all covenants, agreements and obligations shall be deemed omitted);

               (d) the Final Order shall have been granted by the Commission and License Co. shall be entitled to be the holder of the Commission Authorizations;

               (e) all consents necessary to the assignment to Buyer of those Contracts listed in Schedule 4.5(e) of the Disclosure Schedule, shall have been
                    ---------------
obtained and there shall have been delivered to Buyer executed counterparts reasonably satisfactory in form and substance to Buyer of such consents (the "Consents");

               (f) Buyer shall have received an opinion of Sellers' counsel Latham & Watkins, dated the Closing Date, addressed to Buyers and permitting reliance thereon by Buyers' lenders, and favorably opining as to the matters included in Exhibit 4.5(f) hereto, in form and substance reasonably satisfactory
            --------------
to Buyer; and

               (g) there shall be delivered to and for the benefit of Buyers and Buyers' lenders a certificate of (i) Sellers executed on the Closing Date that the conditions set forth in subsections (b) through (e) of this Section 4.5 have been fulfilled.

          4.6  Sellers' Conditions Precedent.  The obligations of Sellers under
               -----------------------------
this Agreement to proceed with the transactions contemplated hereby are, at the option of Sellers, subject to the fulfillment of each of the following conditions at or prior to the Closing:

               (a) the representations and warranties of Buyer contained in this Agreement or any exhibits hereto or any certificates or documents delivered by it to Sellers in connection with this Agreement shall be true and correct in all respects when made, and, except for changes expressly permitted by this Agreement, shall also be true and correct in all respects on and as of the Closing Date as if made on and as of that date and as though the Closing Date were substituted for the date of this Agreement, except (i) to the extent that any such representations and warranties were made only as of a date specified therein, and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date, and
(ii) where the breach of any such representations or warranties does not have, and could not reasonably be expected to have, either individually or in the aggregate for all representations and warranties, a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby (except that for purposes of application of this clause (ii) all materiality and material adverse effect qualifications within all representations and warranties shall be deemed omitted);

               (b) each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by any of Buyers, at or prior to the Closing shall have been duly and properly complied with and performed, except where the noncompliance or nonperformance does not have, and could not reasonably be expected to have, individually or in the aggregate for all covenants, agreements and obligations, a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby (except that for purposes of application of this subsection (b) all materiality and material adverse effect qualifications within all covenants, agreements and obligations shall be deemed omitted);

               (c) there shall be delivered to Sellers a certificate of Buyer executed on the Closing Date that the conditions set forth in subsections (a) and (b) of this Section 4.6 have been fulfilled; and

               (d) the Final Order shall have been granted by the Commission and License Co. shall be entitled to be the holder of the Commission Authorizations.

          4.7  Sellers' Cooperation With Respect to Like-Kind Exchange.  Sellers
               --------------------------------------------------------
agree that Buyers' acquisitions of the Purchased Assets (or a portion thereof) may, at Buyers' election, be part of a like-kind exchange of property covered by
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Like-Kind Exchange"). If Buyer so elects, Sellers shall cooperate with Buyers to effect such Like-Kind Exchange, by consenting to and acknowledging assignment of Buyers' rights under this Agreement to a qualified intermediary, as such term is defined in Treasury Regulation (S) 1.1031(k)-1(g)(4), or to an exchange accommodation titleholder under Revenue Procedure 2000-37.

          4.8  Effect of TBA on Closing Conditions.  To the extent that any
               -----------------------------------
party hereto fails to fulfill a closing condition to the other party's obligation to close (as set forth in Section 4.5 or 4.6, as applicable), and such failure is caused by actions taken or not taken (when such actions should have been taken) by the other party pursuant to the TBA, such condition to closing shall nevertheless be deemed to have been waived.

                                   ARTICLE 5
                              Representations and
                             Warranties of Sellers
                             ---------------------

          The Sellers hereby jointly and severally make each of the following representations and warranties:

          5.1  Organization, Standing and Qualification.  (a)  Parent is a
               ----------------------------------------
corporation validly existing and in good standing under the laws of the State of Delaware. Beasley is a limited liability company validly existing and in good standing under the laws of the State of North Carolina and is qualified to conduct business in the State of Louisiana. Licensing is a limited liability company validly existing and in good standing under the laws of the State of North Carolina and is qualified to conduct business where so required and neither of Sellers is required to be qualified to do business in any other jurisdiction in connection with the operation of any of the Stations or the Business; and each of the Sellers has all requisite power and authority and is entitled to own, lease and operate its properties and to carry on its business as and in the places such properties are now owned, leased or operated and where such business is presently conducted. Except as set forth in Schedule 5.1 of
                                                              ------------
the disclosure schedule delivered by

Sellers to Buyers concurrently with the execution and delivery hereof and making express reference to this Agreement (the "Disclosure Schedule"), the operations of the Stations and the Business, have not been conducted through any direct or indirect subsidiary, shareholder, member or affiliate of any of Sellers, and none of the business, assets, properties or rights of or related to any of the Stations or the Business is held, owned, used or conducted by any shareholder, member or affiliate of any of Sellers.

          5.2  Authority of Sellers.  Each of the Sellers has all requisite
               --------------------
power and authority to execute, deliver and perform this Agreement and each other agreement, document and instrument to be executed, delivered or performed by such of the Sellers in connection with this Agreement (the "Seller Documents") and to carry out the transactions contemplated hereby and thereby. This Agreement constitutes, and, when executed and delivered at the Closing, each other Seller Document will constitute, the legal, valid and binding obligation of each of the Sellers as is party thereto. All corporate, limited liability company shareholder and member proceedings and action required to be taken by each of the Sellers relating to the execution, delivery and performance of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby shall have been duly taken by the Closing.

          5.3  No Violation.  Except for the filing of the Assignment
               ------------
Application and the granting of the Initial Order and the Final Order, and except as indicated in Schedule 5.3 of the Disclosure Schedule:
                       ------------

               (a) The execution, delivery and performance of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or violate any provision of the Articles of Organization or Limited Liability Company Operating Agreement of any of the Sellers, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any agreement or instrument of any debt or obligation to which any of the Sellers is a party or to or by which it or any of the Purchased Assets is subject or bound, or result in the loss or adverse modification of any of the Authorizations or Intangibles, (iii) require the consent of any party to any agreement or commitment to which either Seller is a party, or to or by which it or the Purchased Assets is subject or bound, (iv) result in the creation or imposition of any Lien other than Permitted Liens upon any of the Purchased Assets, or (v) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which any of the Sellers or any of the Purchased Assets is subject or bound.

               (b) No consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority or any other third party is required to be obtained or made by any of the Sellers in connection with the execution, delivery and performance of this Agreement or the Seller Documents or the consummation of the transactions contemplated hereby and thereby.

          5.4  Financial Statements.  Sellers have delivered to Buyer copies of
               --------------------
the balance sheets and related statements of income and cash flow of each of the Stations as at and for the fiscal year ended December 31, 2000, and as at and for the eight-month period ended August 31, 2001 (the "Financial Statements"). Except for the variations expressly noted in said

Schedule 5.4 of the Disclosure Schedule, all of the Financial Statements have
------------
been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes and normal and customary year-end adjustments), consistently applied and maintained throughout the periods indicated, and fairly present the financial condition of the Stations as at their respective dates and the results of operations of the Stations for the periods covered thereby. Except as disclosed in Schedule 5.4 of the Disclosure
                                                ------------
Schedule, such Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business, and reflect no operations or business other than those of the Stations, except as expressly specified therein, and include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

          5.5  Title to and Condition of Purchased Assets.  Except for the
               ------------------------------------------
assets and properties leased to Sellers, and except as set forth on Schedule 5.5
                                                                    ------------
of the Disclosure Schedule, Sellers have good and marketable title to all of the assets and properties which any of them owns or uses in the operation of any of the Stations or the Business. Except as set forth on Schedule 5.5 of the
                                                      ------------
Disclosure Schedule, none of the Purchased Assets is subject to any Lien other than Permitted Liens. The Purchased Assets are in all material respects in good operating condition and repair, are reasonably suitable for the purposes currently used, and are reasonably adequate and sufficient for the operations of the Stations as currently operated. Sellers enjoy peaceful possession of all leased real property , including, where relevant, the buildings and improvements thereon, in conformance with the relevant lease agreement, used in the Business.

          5.6  Litigation.  Except as set forth in Schedule 5.6 of the
               ----------                          ------------
Disclosure Schedule: there is no action, suit, proceeding, arbitration or investigation pending, or to the knowledge of any of the Sellers threatened, against or affecting any of the Sellers in connection with any of the Stations or the Business or any of the assets, properties, business or employees (in their capacity as employees) of any of the Stations or the Business or the transactions contemplated by this Agreement, and there is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which any of the Stations or any of the Sellers in connection with any of the Stations or the Business is subject or otherwise applicable to the Business, or the Purchased Assets, nor is any of them in default with respect to any such order, writ, injunction, award or decree.

          5.7  Compliance; Properties; Authorizations.  (a) Except as set forth
               --------------------------------------
in Schedule 5.7 of the Disclosure Schedule, each of Sellers and each of the
   ------------
Stations has complied in all material respects, with all laws, rules, regulations, ordinances, orders, judgments and decrees applicable to any of the Stations or any of Sellers, in connection with any of the Stations or the Business, any of the employees thereof, or any of the Real Properties and/or any aspect of a Station's operations, including, without limitation, any laws, rules, regulations, ordinances, codes, orders, judgments or decrees as to zoning, building requirements or standards, hiring, employment, or environmental, health and/or safety matters. Each Seller has all material approvals, certificates, authorizations, consents, licenses, franchises, orders and permits, including, without limitation, all Authorizations, necessary or useful to the operation of the Stations, the conduct of the Business and/or the use of the Purchased Assets and/or each of the Real Properties, all of which are identified in Schedule 5.7.
              ------------

               (b) Licensing is the holder of the Commission Authorizations listed on Schedule 5.7(b) of the Disclosure Schedule. All such Commission
          ---------------
Authorizations are validly existing authorizations for the operation of the facilities described therein under the Communications Act of 1934, as amended (the "Communications Act"). The Commission Authorizations identified in Schedule
                                                                        --------
5.7(b) of the Disclosure Schedule constitute all of the licenses and
------
authorizations required under the Communications Act or the rules, regulations, and policies of the FCC in connection with the Business or the operation of the Stations as currently operated. The Commission Authorizations are in full force and effect and are unimpaired by any act or omission of any of Sellers or any members, stockholders, officers, directors, employees or agents of any of Sellers. There is no condition imposed by the FCC as part of any Commission Authorization that is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC applicable generally to stations of the type, nature, class or location of the Stations. All FCC regulatory fees for each of the Stations have been paid, and all broadcast towers from which any of the Stations operates have been duly registered with the FCC if such registration is required. Except as set forth on Schedule 5.7(b)
                                                                 ---------------
of the Disclosure Schedule, there is no action pending nor, to the knowledge of any of the Sellers, threatened by or before the FCC or other body to revoke, refuse to renew, suspend or adversely modify any of the Commission Authorizations, or any action which may result in the denial of any pending application, the issuance of any cease and desist order, or the imposition of any administrative sanction with respect to any of the Stations or its operation, except for the Assignment Application before the FCC to transfer the Commission Authorizations pursuant hereto. Except as set forth on Schedule
                                                                  --------
5.7(b) of the Disclosure Schedule, there is not pending to the best knowledge of
------
any of the Sellers, any investigation, by or before the FCC, or any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint by, before or with the FCC against any of Sellers or members, stockholders, officers, directors, or affiliates of any of Sellers with respect to the Stations nor, to the knowledge of any of the Sellers, is any of the foregoing threatened. Each of the Stations is operating, in all material respects, in compliance with the Commission Authorizations, the Communications Act, and the current rules, regulations, and policies of the FCC. Sellers have timely filed all reports, forms and statements required to be filed with the FCC. All applications for the Authorizations submitted by Sellers were true and correct when made. None of Sellers has received any notice with respect to any of the Commission Authorizations or any Station's compliance with the Communications Act that might cause the FCC not to consent to the assignment of the Commission Authorizations as contemplated by this Agreement. To the knowledge of Sellers, no Station is shortspaced to any present or proposed broadcast station or frequency/channel allotment that is not otherwise fully consistent with Section 73.215 of the FCC's rules and regulations. No Station is causing, nor receiving, any interference which the FCC would deem to be objectionable.

          5.8  Schedules. Schedule 5.8(A) of the Disclosure Schedule contains a
               ---------  ---------------
true, complete and accurate list of the following:

               (a) all Real Properties, together with each lease, sublease or license related to any of the Stations under which any of Sellers holds any leasehold or other interest or right to the use thereof (the "Real Property Leases") or pursuant to which any of Sellers has leased, assigned, sublet or granted any rights therein or with respect thereto;

               (b) all items of machinery, equipment, vehicles, furniture, fixtures, transmitting towers, transmitters, antennas, spare parts, music libraries and other tangible personal property owned and used by any of Sellers in the operation of the Stations or the Business or included in the Purchased Assets, except for items having a value of less than $10,000, which do not, in the aggregate, have a total value of more than $50,000;

               (c) all trademarks, trademark registrations, and applications therefor, service marks, service mark registrations, and applications therefor, trade names, patents and patent applications, copyrights and copyright registrations, and applications therefor, domain names, owned and used by any of Sellers in the operation of any of the Stations or the Business as currently conducted; and all contracts, agreements, commitments or licenses relating to any patent(s), trademark(s), trade name(s), copyright(s), software, know-how, trade secret(s), proprietary information and other Intangible(s) to which any of Sellers in the operation of any of the Stations or the Business as currently conducted is a party or by which any of Sellers in the operation of any of the Stations or the Business as currently conducted is bound;

               (d) all contracts, agreements, commitments, barter agreements, purchase orders for material reasonably expected to be delivered after the TBA Commencement Date, leases, licenses or other understandings or arrangements relating to any of the Stations, the Business or the Purchased Assets and to which any of Sellers or any of the Stations is a party or by which it or any of the Sellers or Stations is bound, but excluding (A) purchase orders for necessary supplies or services made in the ordinary course of business (on customary terms and conditions and consistent with past practice) involving payments or receipts by any of Sellers of less than $10,000 in any single case or series of related orders, and (B) contracts entered into in the ordinary course of business on customary terms and conditions involving payments or receipts during the entire life of such contracts of less than $15,000 in the case of any single contract but not more than $75,000 in the aggregate;

               (e) all collective bargaining agreements, all employment and consulting agreements, and all Employee Benefit Plans and any other employee benefit plan, agreement, arrangement, commitment and/or practice, to which any of Sellers is a party or bound and which covers or relates to any of the employees of any of the Stations;

               (f) as of a date no earlier than September 30, 2001, all receivables of the Stations, together with an aging thereof;

               (g) the names and current annual salary rates and commission schedules of all persons (including independent commission agents) employed or engaged by any of Sellers in connection with any of the Stations, and showing separately for each such person the amounts paid or payable as salary, bonus payments, commissions and direct and indirect compensation for the period from February 1, 2001 through September 30, 2001; and

               (h) all fire, theft, casualty, liability and other insurance policies insuring any of Sellers in connection with any of the Stations, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid.

          True and complete copies of all contracts, agreements, plans, arrangements, commitments and documents currently in effect and to be assumed by Buyer pursuant to this Section 5.8 or to be performed by Buyer pursuant to
Section 1.5 (to the extent in writing or if not in writing, an accurate summary thereof), together with any and all current amendments thereto, have been delivered to Buyer. Schedule 5.8 may be supplemented prior to Closing to
                     ------------
reflect additions or deletions necessitated by actions taken in compliance with
Section 7.1 herein.

          Except as set forth in Schedule 5.8(B) of the Disclosure Schedule, all
                                 ---------------
of the contracts, agreements and commitments required to be listed pursuant to this Section 5.8 (other than those which have been fully performed) are in full force and effect, do not require the consent or approval of any party to the assignment thereof and will be unaffected by the sale or other transfer of the Purchased Assets to Buyer. To the knowledge of the Sellers, there is not under any contract, agreement or commitment required to be listed pursuant to this
Section 5.8, any existing material default or event which, after notice or lapse of time, or both, would constitute a material default or result in a right to accelerate or loss of material rights.

          5.9  Insurance.  The properties and assets of Sellers, which are of an
               ---------
insurable character and are used or useful in the Business, are insured as set forth in Schedule 5.8 of the Disclosure Schedule against loss or damage by fire
         ---------------------------------------
or other risks, and Sellers maintain liability insurance, to the extent and in the manner and covering such risks as set forth in Schedule 5.8 of the Disclosure Schedule. The coverage under each such policy of insurance set forth in Schedule 5.8 of the Disclosure Schedule is in full force and effect, and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy has been given to any of the Sellers.

          5.10  Absence of Changes or Events.  Except as set forth in Schedule
                ----------------------------
5.10 of the Disclosure Schedule, since February 1, 2001 each of Sellers has conducted the business of each of the Stations only in the ordinary course in a manner consistent with past practices. Without limiting the foregoing, since such date (and with respect to (iv) below as of the date of this Agreement), neither of Sellers in connection with any of the Stations nor any of the Stations has, except as set forth on said Schedule 5.10:

                    (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade obligations incurred in the ordinary course of business and consistent with its prior practice, and except for liabilities, in any case or in the aggregate, that neither have had nor reasonably could be expected to have a material adverse affect on the financial condition, assets, or operations of the Business or any of the Stations;

                    (ii) sold, transferred, leased to others or otherwise disposed of any of its assets, except for supplies consumed and inoperative, obsolete equipment disposed of in the ordinary course of business;

                    (iii) accepted any prepayment for the sale of air time or canceled or compromised any substantial debt or claim, or waived or released any right of substantial value or collected or compromised any accounts receivable other than in the ordinary course of business consistent with past practice;

                    (iv) received any notice from any advertiser that it, nor has knowledge that any advertiser, intends to cease doing business with any of the Stations, which, in any case or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the financial condition, assets, or operations of the Business or any of the Stations;

                    (v) made any change or changes (in excess of 5% per annum) in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, conditionally or otherwise, and whether as bonus, extra compensation, pension or severance or vacation pay or otherwise, to any director, officer, employee, salesman, representative or agent, except for such changes that are expressly set forth in employment contracts or agreements that have been disclosed and provided to Buyer pursuant to Section 5.8;

                    (vi) entered into any transaction, contract or commitment other than in the ordinary course of business on customary terms and conditions, or paid or agreed to pay any brokerage, finder's fee, or other compensation in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

                    (vii) entered into any agreement or made any commitment to take any of the types of actions described in any of subsections (i), (ii),
(iii), (v) or (vi) above.

          5.11 Intangibles.  Except as set forth in Schedule 5.11 of the
               -----------                          -------------
Disclosure Schedule, and except in regard of the Site (to which Sellers make no representation), Sellers own or possess all authorizations necessary from the FCC to use the call letters "WRNO-FM" and "KMEZ(FM)", together with all copyrights, trademarks, trade names, logos, slogans, jingles, service marks and other proprietary rights and Intangibles used in the operation of any of the Stations. None of the Sellers has any knowledge of any infringement or unlawful, unauthorized or conflicting use of any of the foregoing, or of the use of any call letters, slogan or logo by any broadcast station in any of the areas served by any of the Stations which may be confusingly similar to any of the call letters, slogans and logos currently used by any of the Stations. To the Sellers' knowledge, none of Sellers or the Stations is infringing upon or otherwise acting adversely to any copyright, trademark, trademark right, service mark, service mark right, trade name, service name, slogan, call letter, logo, jingle, license or any other proprietary right owned or used by any other person or entity.

          5.12 Environmental Matters.
               ---------------------

               (a)  Except as set forth in Schedule 5.12 of the Disclosure
                                           -------------
Schedule, neither of Sellers, nor, to the knowledge of the Sellers, any prior owner, tenant or occupant of any part of any of the Real Properties, has at present or at any time stored, treated, released, disposed of or discharged any Hazardous Substance (as hereinafter defined) on, about, from or affecting any of the Real Properties in any material amounts and to the knowledge of the Sellers, no Seller has any liability which is based upon or related to any environmental condition under or about any of the Real Properties, and, to the knowledge of the Sellers, there is no reasonable basis for any such liability arising; and, to the knowledge of the Sellers, none of the Real Properties contains any asbestos or asbestos-containing materials or any underground storage tank. The radio frequency emissions from each of the Stations' main antenna comply with the FCC's guidelines regarding RF radiation.

               (b)  Except as set forth in Schedule 5.12 of the Disclosure
                                           -------------
Schedule, neither of Sellers, nor, to the knowledge of the Sellers, any prior or current owner, tenant or occupant of any part of any of the Real Properties, has received (i) any notification or advice from or given or been required to have given any report or notice to any governmental agency or authority or any other person or entity involving the use, management, handling, transport, treatment, generation, storage, spill, escape, seepage, leakage, spillage, emission, release, discharge, remediation or clean-up of any Hazardous Substance on or about any of the Real Properties or caused by any of Sellers or any affiliate thereof (a "Hazardous Discharge"), or (ii) received any complaint, order, citation or notice with regard to a Hazardous Substance or any other environmental, health or safety matter affecting any of the Real Properties or the Business or operations conducted thereat (an "Environmental Complaint"), whether under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or under any other federal, state or local law, ordinance, rule or regulation.

          5.13 Employee Benefits.
               -----------------

               (a) All Employee Benefit Plans in which any employee of any of the Stations participates are listed in Schedule 5.8 of the Disclosure Schedule
                                        ------------
and, to the best of Sellers' knowledge, each, in all material respects, conform to, and the administration thereof is in compliance with, all applicable laws and regulations. To the best of Sellers' knowledge, any Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified, continues to be qualified, and complies with all applicable requirements of ERISA. Sellers know of no fact or set of circumstances that has adversely affected, or is reasonably likely to affect adversely, the qualification of such Employee Benefit Plan. Neither the operation or the administration of any Employee Benefit Plan, nor the sale of the Purchased Assets under this Agreement, will result in Buyer incurring or suffering any liability, nor will Buyer incur any liability for, with respect to or on account of any Employee Benefit Plan. None of Sellers participates in, maintains or contributes to or has any liability or obligation under or with respect to any multi-employer employee benefit plan as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether by reason of being a member of an affiliated group of companies, one of which maintains such a plan, or otherwise), nor has any of Sellers participated in, maintained, contributed to or incurred any liability or obligation with respect to any such plan. Each of Sellers has complied in all material respects with applicable reporting and disclosure requirements for each Employee Benefit Plan.

               (b) Schedule 5.13(b) of the Disclosure Schedule lists each present and former employee of any of Sellers or the Business who is currently claiming or is entitled to any health care related benefits mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or any of the rules or regulations thereunder.

               (c) Neither Sellers nor either of the Stations has, since February 1, 2001, encountered any labor union organizing activity or had any actual or threatened employee strike, work stoppage, slowdown or lockout.

          5.14  [Intentionally Omitted]
                 ---------------------

          5.15  Taxes.  All taxes of Sellers that could give rise to a Lien
                -----
(other than a Permitted Lien) on the Purchased Assets in the hands of the Buyer have been paid in full.

          5.16  Records. The FCC Logs and Business Records of each of the
                -------
Stations are complete and correct in all material respects.

          5.17  Receivables. Except as set forth in Schedule 5.17 of the
                -----------                         -------------
Disclosure Schedule, all accounts receivable of any of Sellers in respect of any of the Stations have arisen only from bona fide transactions with unrelated third parties in the ordinary course of business.

          5.18  Disclosure. No representation or warranty by any of the Sellers
                ----------
contained in this Agreement nor any written statement or certificate furnished or to be furnished by or on behalf of any of the Sellers to Buyers or any of their representatives in connection with this Agreement contains or will contain any untrue statement of a material fact.

                                   ARTICLE 6
                    Representations and Warranties of Buyer
                    ---------------------------------------

          Buyer represents and warrants to Seller that:

          6.1  Organization and Standing.  Each of Buyer and License Co. is a
               -------------------------
limited liability company validly existing and in good standing under the laws of the State of Delaware. On the Closing Date, Buyer will be qualified to do business in Louisiana as a foreign limited liability company.

          6.2  Authority of Buyers.  Each of the Buyers have all requisite
               -------------------
limited company power and limited liability company authority to execute, deliver and perform this Agreement and each other agreement, document and instrument to be executed, delivered or performed by such of the Buyers in connection with this Agreement (the "Buyer Documents") and to carry out the transactions contemplated hereby and thereby. This Agreement constitutes, and, when executed and delivered at the Closing, each other Buyer Document will constitute, the legal, valid and binding obligation of Buyers. All limited liability company proceedings and limited liability company action required to be taken by Buyers relating to the execution, delivery and performance of this Agreement and the Buyer Documents and the consummation of the transactions contemplated hereby and thereby shall have been duly taken by the Closing.

          6.3  Litigation.  Except for administrative rule making or other
               ----------
proceedings of general applicability to the broadcast industry and except for the Assignment Application contemplated by this Agreement and matters pertaining thereto, and except for any matter or item covered by Article 5 hereof: there is no action, suit or proceeding pending, or to the knowledge of Buyers threatened, against Buyers, which, in any case or in the aggregate, materially adversely affects the ability of Buyers to consummate the transactions contemplated hereby.

          6.4  No Violation.  Except for the filing of the Assignment
               ------------
Application and the granting of the Initial Order and the Final Order, and except for the consent of Buyer's lenders which will be obtained in connection with the Closing and for any item or matter covered by Article 5 hereof:

               (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or violate any provision of the Certificate of Formation or Limited Liability Company Agreement of either of Buyers, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any material contract to which Buyer is a party or (iii) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which Buyer is subject or bound.

               (b) No consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority or any other third party is required to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement or the Buyer Documents or the consummation of the transactions contemplated hereby and thereby.

          6.5  Qualification.  There are no facts regarding either of Buyers
               --------------
that would, under existing law and the existing rules, regulations, policies and procedures of the FCC disqualify License Co. as an assignee of the Commission Authorizations or as the owner and operator of the Stations. Notwithstanding the foregoing, it is acknowledged and agreed by the parties hereto that Buyer is not making any representation or warranty with respect to (i) any future amendment of Section 73.3555 of the Commission's Rules and Regulations or (ii) any existing or future rule, policy or action of the Commission relating to market shares of revenue or its related practice of "flagging" applications. There is no action, suit, notice of forfeiture or proceeding pending or to Buyer's knowledge threatened against Buyer or License Co. which would be reasonably likely to materially adversely impair the qualifications of License Co. to become a licensee of the Stations.

                                   ARTICLE 7
                               Certain Covenants
                               -----------------

          7.1  Conduct of Business.  During the period from the date of this
               -------------------
Agreement to and including the Closing Date, Sellers shall cause the operations of the Stations and the Business (other than those operations conducted by Buyer pursuant to the terms of the TBA) to be operated and conducted in the ordinary and usual course of business and consistent, in all material respects, with past practices. Without limiting the foregoing, prior to the Closing, Sellers, without the prior written consent of Buyer, shall not and shall not permit any of the Stations to:

               (a) by any act or omission surrender, modify adversely, forfeit, or fail to renew under regular terms any of the Authorizations, or give the FCC grounds to institute any proceeding for the revocation, suspension or modification of any of the Commission Authorizations, or fail to prosecute with due diligence any pending application with respect to any of the Commission Authorizations;

               (b) dissolve or liquidate or sell, transfer, lease or otherwise dispose of any Purchased Assets, other than supplies consumed, or inoperative or obsolete property disposed of and replaced, in the ordinary and customary course of business, or obligate itself to do so;

               (c) amend, modify, change, alter, terminate, rescind or waive any rights or benefits under any contract, agreement or commitment required to be listed, or enter into any contract, agreement or commitment which, if in existence as of the date of this Agreement would have been required to be listed, under Schedule 5.8 of the Disclosure Schedule;
              ------------

               (d) fail to maintain the Purchased Assets and the Real Properties in their current repair and condition, reasonable and ordinary wear and tear excepted; or cancel or fail to renew any of the current insurance policies or any of the coverage thereunder maintained for the protection of any of the Stations or the Purchased Assets; and

               (e) except as expressly contemplated by the TBA, perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in any of clauses (i), (ii), (iii), (v), (vi) or (vii) of Section 5.10 hereof which would have been inconsistent with the representations and warranties set forth in Section 5.10 hereof had the same occurred after the Balance Sheet Date and prior to the date hereof.

          7.2  Operations.  During the period from the date of this Agreement to
               ----------
the Closing Date, Sellers shall have sole responsibility for the Stations and their operations (other than those operations conducted by Buyer pursuant to the terms of the TBA), and during such period, Sellers shall:

               (a) Operate the Stations (other than those operations conducted by Buyer pursuant to the terms of the TBA) in a manner consistent with the normal and prudent operation of commercial broadcast radio station of similar size and format and in accordance with the rules and regulations of the Commission and Authorizations and the TBA, and file all ownership reports, employment reports and other documents required to be filed during such period.

               (b) Deliver to Buyer within fourteen (14) days after the receipt thereof copies of any Commission inquiries reasonably expected to lead to a forfeiture or loss of license.

          7.3  Changes in Information.  During the period from the date of this
               ----------------------
Agreement to the Closing Date, Sellers shall give Buyer prompt written notice of any material change in, or any of the information contained in, the representations and warranties made in or pursuant to this Agreement or of any event or circumstance which, if it had occurred on or prior to the date hereof, would cause any of such representations or warranties not to be true and correct in any material respect.

          7.4  Going Off the Air.  If any of the Stations goes off the air for
               -----------------
any length of time for any engineering reason, act of God, or any other reason, Sellers shall immediately notify Buyer and shall take all reasonable steps to begin broadcasting as soon as possible. If such Station is unable to begin and to continue broadcasting with signal coverage and strength that reasonably approximates its current signal coverage and strength within one hundred twenty (120) hours, Buyer may, at its option, terminate this Agreement without incurring any liability to any of the Sellers, provided that to be effective such notice from Buyer to terminate this Agreement must be delivered to Sellers within ten (10) business days after Buyer shall receive written notice from Sellers that normal operations of such Station shall have resumed.

          7.5  Restrictions on Buyers.  Except as provided in the TBA, nothing
               ----------------------
contained in this Agreement shall give Buyers any right to control the programming or operations of the Stations prior to the Closing Date and Sellers shall have complete control of the programming and operation of the Stations between the date hereof and the Closing Date and shall operate the Stations in conformity with the public interest, convenience and necessity and with all other applicable requirements of law.

          7.6  Access to Information.  During the period from the date of this
               ---------------------
Agreement to the Closing Date, Buyer and its accountants, counsel and other representatives, shall be given reasonable and continuing access during normal business hours and on reasonable prior notice to all of the facilities, properties, books and records of the Stations, and they shall be furnished with such documents and information with respect to the affairs of the Stations as from time to time may reasonably be requested, and, in furtherance thereof, Buyer may retain an engineering firm of its own choosing at its own expense to conduct engineering due diligence into the adequacy, operation and condition of the Stations, and the transmission, receiving, broadcast, studio and production machinery, equipment, towers and facilities of and/or relating to the Stations, and their compliance with the standards of applicable law, provided that neither Buyers nor their agents do not interfere in any material respect with Sellers' operation of the Stations, provided that nothing herein shall restrict the access to be afforded to Buyer pursuant to the TBA.

          7.7  Preservation of Business.  Subject to the provisions of the TBA,
               ------------------------
during the period from the date of this Agreement to the Closing Date, Sellers shall use their reasonable commercial efforts to preserve intact the goodwill of the Stations and the Business, and the relationships of Sellers and the Stations with advertisers, customers, suppliers, employees, contracting parties, governmental authorities and others having business relations with any of Sellers or the Stations.

          7.8  Brokerage or Finder's Fee.  Buyer represents and warrants to
               -------------------------
Sellers, and Sellers represent and warrant to Buyer, that no person or entity, except as set forth below, is entitled to any brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement as a result of any action taken by the representing party or any of the affiliates, officers, directors or employees thereof. Except as expressly set forth below, Sellers shall be solely and exclusively responsible for all commissions, finders fees or other compensation claimed by any person or entity claiming to have dealt with or for Sellers, and Buyer shall be solely and exclusively responsible for all commissions, finder's fees or other compensation claimed by any person or entity claiming to have dealt with or for Buyer. If the Closing occurs, Buyer shall be responsible for payment of a fee in the amount of $400,000 to Michael J. Bergner of Bergner & Co.

          7.9  Sales and Other Taxes.  Sellers and Buyer shall each pay 50% of
               ---------------------
all sales taxes, transfer taxes and intangibles taxes and similar government charges, filing fees and recording and registration fees applicable to the transactions contemplated by this Agreement, including, without limitation, all taxes and similar charges, if any, payable upon the transfer of title to any Purchased Assets. Taxes, governmental charges or fees incurred upon the granting or recording of mortgages or deeds of trust by Buyer to Buyer's lenders shall be the responsibility of Buyer. Buyer and Beasley will cooperate to prepare and file with the proper public officials, as and to the extent necessary, all appropriate sales tax exemption certificates or similar instruments as may be necessary to avoid the imposition of sales, transfer and similar taxes on the transfer of Purchased Assets pursuant hereto. The provisions of this Section 7.9 shall not apply to filing and grant fees associated with the Assignment Application. The payment of such fees shall be governed by Section 3.2 hereof.

          7.10  No Shop.  Each of the Sellers agrees that from after the date
                -------
hereof and until the earlier of the termination of this Agreement in accordance with the terms hereof or twelve (12) months after the date hereof, none of the Sellers will sell, transfer or otherwise dispose of any of the Stations or any assets (except for dispositions of assets in the ordinary course of business as expressly permitted elsewhere in this Agreement) of any of Sellers to be included in the Purchased Assets (or any rights in any such stock or assets), and the Sellers will not enter into or pursue any discussions, or enter into any agreements (oral or written), with respect to, the sale or purchase of any of the Stations, or any option or warrant with respect to such sale, lease or other disposition of all or any portion of any of the Purchased Assets. The provisions of this Section 7.10 shall not be deemed to limit or negate any other obligations of the Sellers under this Agreement.

          7.11  Bulk Transfer Laws.  The parties do not believe that any bulk
                ------------------
transfer or fraudulent conveyance statute applies to the transactions contemplated by this Agreement. Sellers agree to indemnify and hold Buyers harmless against any claim by any creditor of any of Sellers or any claimant against either or both of Buyers as a result of a failure to comply with any such statute.

          7.12  Environmental Notices.  In the event that, on or prior to the
                ---------------------
Closing, any of the Sellers receives any notice or advice from any governmental agency or authority or any other source with respect to a Hazardous Discharge or presence of a Hazardous Substance, they shall immediately notify Buyer and furnish to Buyer a copy of all such notices, correspondence and other documentation. Beasley shall promptly conduct all investigations, studies, sampling, testing and remediation which may be required in connection with any such notice or advice under any applicable federal, state and local laws, ordinances, rules and regulations.

          7.13  Limited Audit Financial Statements.  Sellers shall use
                ----------------------------------
reasonable commercial efforts to cooperate with the reasonable requests of Buyer in connection with the preparation after the date hereof of financial statements ("Limited Audited Financial Statements") for the Stations, for such period(s) as Buyer shall request, together with the report thereon (unqualified in any respect) consistent with said Limited Audit Procedures, of certified public accountants selected by Buyer (the "Auditors"), which report shall be addressed directly to Buyer. The fees, costs and expenses of such Auditors for such limited audit of such Limited Audited Financial Statements shall be borne by Buyer and Buyer shall reimburse Sellers for any reasonable out-of-pocket costs incurred by Sellers in cooperating with respect to such Limited

Audited Financial Statements. Buyer shall not cause any material disruption to the Sellers' operations in its preparation of Limited Audited Financial Statements.

          7.14  Public Announcements.  The parties will coordinate and consult
                --------------------
with one another and obtain the prior approval of the other party, which shall not be unreasonably withheld, before making any press release or other public announcement concerning the transactions contemplated under this Agreement; provided, however, that a party may, without the prior written consent of the
--------  -------
other party, issue such press release or make such public statement as may be required by any law, rule, regulation, ordinance, order, judgment or decree or any listing agreement with a national securities exchange to which it or any of its affiliates is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. Nothing in this Section shall prevent either party from disclosing information to its accountants, attorneys, lenders, investors, or other advisors ("Representatives"), who shall be advised of the confidential nature of such information and such party so disclosing such information shall be responsible for any unauthorized disclosure by any of its Representatives.

          7.15  Nonsolicitation.  For a period of one (1) year from the Closing
                ---------------
Date hereof, no Seller shall or shall permit any person or entity directly or indirectly (alone or together with others) controlling, controlled by, affiliated with or related to, any of the Sellers to, directly or indirectly (including through ownership, management, operation or control of any other person or entity, or participation in the ownership, management, operation or control of any other person or entity, or by being connected with or having any interest in, as a stockholder, agent, consultant, partner or otherwise, any other person or entity) without the express prior written consent of Buyer, directly or indirectly employ or retain or attempt to employ or retain or knowingly arrange or solicit to have any other person or entity employ or retain, whether as an employee or consultant, any person who becomes a Transferred Employee or who is in the employ of Buyer or any of Buyer's affiliates at the Stations at any time while the License is in effect other than those employees who have resigned at least 30 days prior to any such employment or solicitation by any of the Sellers.

                                   ARTICLE 8
                                  Termination
                                  -----------

          8.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to Closing as follows:

               (a)  by mutual written consent of Buyer and Beasley;

               (b) by written notice from Buyer, (i) if none of Buyers is then in material breach of this Agreement, (ii) if any of the Sellers has continued in breach of this Agreement for thirty (30) days after written notice of such breach from Buyer is received by any of the Sellers; such breach is not cured by the last day of such 30-day period (the "Cure Period") (which date shall be the new Closing Date if that date occurs after the date that would be the Closing Date pursuant to Section 4.1); provided, however, that if such breach cannot be reasonably cured within such period but can be cured before the Closing Date, and if diligent efforts to cure promptly commence, then the Cure Period shall continue as long as such diligent efforts to cure continue, but not beyond the Closing Date, and (iii) such continuing breach shall have, or could reasonably be expected to have, a Material Adverse Effect;

               (c) by written notice from Beasley, if (i) none of the Sellers is then in material breach of this Agreement, (ii) any of the Buyers has continued in breach of this Agreement for thirty (30) days after written notice of such breach from Beasley is received by any of the Buyers, and such breach is not cured by the end of the Cure Period; provided, however, that if such breach cannot be reasonably cured within such period but can be cured before the Closing Date, and if diligent efforts to cure promptly commence, then the Cure Period shall continue as long as such diligent efforts to cure continue, but not beyond the Closing Date, provided further that, in the event of a default by Buyer in payment of the Purchase Price hereunder, in no event will the Cure Period extend for more than 15 days and (iii) such continuing breach shall have, or could reasonably be expected to have, a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby;

               (d) by written notice by Buyer to Beasley, or by Beasley to Buyer, if the FCC denies the Assignment Application;

               (e)  as provided in Section 3.4;

               (f)  as provided in Section 10.1;

               (g) by written notice of Beasley to Buyer if the Closing shall not have been consummated on or before the date twelve months after the date of this Agreement provided that none of the Sellers are then in breach or default; or

               (h) by written notice of Buyer to Beasley if the Closing shall not have been consummated on or before the date twelve months after the date of this Agreement provided that none of the Buyers are then in breach or default;

          8.2  Effect of Termination.
               ---------------------

          Upon termination of this Agreement, each party shall thereafter remain liable for breach of this Agreement prior to such termination, subject, however, to Section 8.4 hereof.

          8.3  Specific Performance.  The Sellers agree that the Purchased
               --------------------
Assets include unique property that cannot be readily obtained on the open market and that Buyers will be irreparably injured if this Agreement, including
Section 7.15, is not specifically enforced. Therefore, Buyers shall have the right specifically to enforce the performance of the Sellers under this Agreement without the necessity of posting any bond or other security, and the Sellers hereby waive the defense in any such suit that Buyers have an adequate remedy at law and agree not to interpose any opposition, legal or otherwise, as to the propriety of specific performance as a remedy. In addition, if any dispute arises concerning action in violation of any provision of Section 7.15, the Sellers agree that Buyer may seek an injunction restraining such action pending determination of such controversy and that no bond or other security shall be required in connection therewith. The remedy of specifically enforcing any or all of the provisions of this Agreement in accordance with this Section
8.3 shall not be exclusive of any other rights and remedies which Buyers may otherwise have, all of which rights and remedies shall be cumulative.

          8.4  Liquidated Damages.  If any of the Sellers terminates this
               ------------------
Agreement due to Buyer's failure to consummate the Closing on the Closing Date in accordance with this Agreement or if this Agreement is otherwise terminated by any of the Sellers pursuant to Section 8.1(c), then Buyer shall pay Beasley as the sole and exclusive remedy of the Sellers (or any of them) and as liquidated damages an amount equal to Five Million U.S. Dollars ($5,000,000), as such amount may be reduced pursuant to Section 14(c) of the TBA, which payment is inclusive of (and not in addition to) the draw proceeds of the Letter of Credit to the extent remitted to any of the Sellers. It is understood and agreed that such liquidated damages amount represents Buyer's and Beasley's reasonable estimate of actual damages and does not constitute a penalty, and that none of Buyers shall have any other liability or obligation whatsoever arising out of or in connection with this Agreement or the TBA if the Closing shall not occur.

                                   ARTICLE 9
                                Indemnification
                                ---------------

          9.1  Obligation to Indemnify.  (a)  Following the Closing, Buyer
               -----------------------
hereby agrees to save, indemnify and hold harmless Sellers, and the directors, officers and managers of each of Sellers (collectively with Sellers, the "Seller Indemnitees"), from and against, and shall on demand reimburse the Seller Indemnitees for:

                    (i) any loss, liability, damage, or deficiency suffered or incurred by any of the Seller Indemnitees by reason of or in connection with any of the Assumed Obligations, including any failure by Buyer to comply with the Obligations Undertaking;

                    (ii) any and all loss, liability, damage or deficiency suffered or incurred by any of the Seller Indemnitees by reason of any misrepresentation or breach of warranty by Buyers or nonfulfillment of any covenant or agreement to be performed or complied with by Buyers under this Agreement or in any agreement, certificate, document or instrument executed by any of Buyers and delivered to Sellers pursuant to or in connection with this Agreement;

                    (iii) any and all loss, liability, damage, or deficiency suffered or incurred by any of the Seller Indemnitees by reason of the operation by Buyer of the Stations after the Closing;

                    (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing, or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 9.1(a).

               (b) Following the Closing, the Sellers hereby jointly and severally, agree to save, indemnify and hold harmless Buyers, and the officers, managers and members of each of Buyers (collectively with Buyers, the "Buyer Indemnitees"), from, against and in respect of, and shall on demand reimburse the Buyer Indemnitees for:

                    (i) any and all loss, liability, damage or deficiency suffered or incurred by any of the Buyer Indemnitees by reason of any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement to be performed or complied with by any of the Sellers under this Agreement or any agreement, certificate, document or instrument executed by any of the Sellers and delivered to any of Buyers pursuant to or in connection with this Agreement;

                    (ii) any loss, liability, damage or deficiency suffered or incurred by any of the Buyer Indemnitees by reason of or in connection with any of the Excluded Liabilities;

                    (iii) any and all loss, liability or damage suffered or incurred by any of the Buyer Indemnitees in respect of or in connection with any and all debts, liabilities and obligations of, and any and all violation of laws, rules, regulations, codes or orders by any of Sellers, direct or indirect, fixed, contingent, legal, statutory, contractual or otherwise, which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale or providing of air time, goods or services, state of facts or other condition which occurred or existed, or the content of any program, advertisement or transmission broadcasted or aired, on or before the TBA Commencement Date, whether or not then known, due or payable, except to the extent specifically assumed by Buyer pursuant to the Obligations Undertaking;

                    (iv) any and all loss, liability or damage suffered or incurred by any of the Buyer Indemnitees in respect of or in connection with any Employee Benefit Plan; and

                    (v) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable attorneys' fees, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 9.1(b).

          9.2  Survival and Other Matters.  (a)  Each representation, warranty,
               --------------------------
indemnity, covenant and agreement of any of the parties hereto shall survive the Closing; provided, however, that no party shall be entitled to assert claims against any other for (x) misrepresentations or breach of warranty, covenant or agreement under or pursuant to this Agreement unless the party asserting such claim shall notify the other in writing of such claim within twelve (12) months after the Closing Date; provided, however, that the foregoing twelve (12) month limitation on survival shall not apply to claims that may be asserted by a party hereto as a result of or arising out of (x) the actions, claims or demands of any party other than the party to this Agreement asserting such claim, (y) any of the Excluded Liabilities or (z) any of the Assumed Obligations (claims under any of clauses (x), (y) or (z) being referred to as "Third Party Claims"), and such Third Party Claims may be asserted at any time within three (3) years after the Closing Date. Notwithstanding the foregoing, in no event shall the Sellers, on the one hand, or Buyers, on the other hand, have any liabilities under or pursuant to this Agreement (x) for any misrepresentations or breaches of warranties, covenants or agreements contained herein (other than in respect of Third Party Claims) until such liabilities shall exceed $75,000 in the aggregate, at which time such indemnifying party shall be fully liable for all such liabilities, including the first $75,000 or (y) in excess of Three Million Five Hundred Thousand Dollars ($3,500,000).

               (b) Anything to the contrary in this Agreement notwithstanding, Buyer shall be solely and exclusively responsible and liable for all obligations of any of Buyers, and License Co. shall not have or incur any liability whatsoever, arising out of this Agreement or any of the transactions contemplated hereby.

               (c) The amount of any and all loss, liability, damage or deficiency suffered by an indemnified party and subject to indemnification under this Section 9 shall be reduced by the net amount recovered by the indemnified party (after deducting all attorneys' fees, expenses, and other out-of-pocket costs of recovery) from any insurer or other third party.

          9.3  Indemnification Sole Remedy.  After Closing, except with respect
               ---------------------------
to breaches or violations of Section 7.15 hereof, the right to indemnification pursuant to this Article 9 shall be the sole and exclusive remedy of any party in connection with any breach by another party of its representations, warranties, or covenants, in lieu of any remedy to which any party may otherwise be entitled as a result of any such breach.

          9.4  Provisions Regarding Indemnification.
               ------------------------------------

               (a) In connection with claims for indemnification or to be held harmless hereunder arising out of actions, suits or proceedings brought against an indemnified party by third parties, the following shall be applicable:

                    (i) The indemnified party shall give prompt written notice to the indemnifying parties of any action, suit or proceeding brought against the indemnified party by a third party, which gives rise to a claim by the indemnified party against the indemnifying parties based on the indemnity agreements contained in this Agreement and copies of all pleadings relating thereto; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from its obligation to indemnify the indemnified party in such action, suit or proceeding except to the extent the failure to notify has materially prejudiced the indemnifying party's ability to defend the claim or proceeding.

                    (ii) In the event any action, suit or proceeding is brought against the indemnified party, with respect to which any of the indemnifying parties may have liability under the indemnity agreements contained herein, the indemnifying party shall have the right, subject to the provisions of this
Section 9.3, to defend the action, suit or proceeding, with counsel reasonably acceptable to the indemnified party, or compromise, settle or otherwise dispose of the same, all at the indemnifying parties' sole cost and expense. The indemnified party shall have the right to employ its own counsel in any such case, and the fees and expenses of such counsel shall be at the indemnified party's own expense unless (A) the employment of such counsel and the payment of such fees and the expenses shall have been authorized in writing by the indemnifying parties, in their sole discretion, in connection with the defense of such action, suit or proceeding, or (B) such indemnified party shall have reasonably concluded that there may be one or more defenses available to it that are in conflict with one or more of those available to any of the indemnifying parties, or (C) the indemnifying parties fail within a reasonable time to employ counsel to represent the indemnified party, in the latter of which events the indemnifying parties shall not have the right to defend such action, suit or proceeding on behalf of the indemnified party. The indemnified party shall be kept informed of such action, suit or proceeding at all stages thereof whether or not it is so represented. Each party shall make available to the other party and its attorneys and accountants all books and records of such party necessary or useful to defend or compromise such action, suit or proceeding.

               (b) Notwithstanding the foregoing provisions of this Section 9.3, the indemnifying parties shall have no right to defend any action, suit or proceeding or compromise, settle or otherwise dispose of the same if:

                    (i) such action, suit or proceeding is brought by or before the FCC;

                    (ii) such action, suit or proceeding seeks injunctive or other equitable relief against the indemnified party; or

                    (iii) any of the indemnifying parties is then in default in any of the material obligations thereof under this Agreement.

               (c) If an indemnified party fails to comply with any of its obligations under this Section 9.4, the indemnifying parties may offset against the indemnification liability otherwise payable by the indemnifying parties to the indemnified party the amount of damages actually suffered by the indemnifying parties as a result of such default.

               (d) If an indemnifying party is otherwise entitled to control the settlement of an action, suit or proceeding then, subject to the requirements and limitations of this Section 9.3, the indemnifying party will be entitled to control such settlement only if (i) the terms of such settlement require no more than the payment of money (i.e., such settlement does not require any indemnified party to admit any wrong doing or take or refrain from taking any action), (ii) the full amount of such monetary settlement is paid by the indemnifying party, and (iii) the indemnifying party receives as part of such settlement a legally binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to the indemnifying party, providing that the action, suit or proceeding and any claimed liability or obligation of the indemnifying party with respect thereto is being fully satisfied by reason of such settlement and that the indemnifying party is being released from any and all obligations or liabilities it may have with respect thereto.

               (e) No indemnifying party shall have any right to defend any such action, suit or proceeding if the indemnifying party does not unconditionally acknowledge in writing, within a reasonable period of time after any indemnified party gives notice of such action, suit or proceeding, that each of the indemnifying parties is obligated to indemnify the indemnified party in full with respect to such action, suit or proceeding as provided in Section 9.1 hereof.

               (f) Buyer expressly waives any and all rights of set off or deduction in respect of any and all amounts due under the Note, whether such rights arise out of or in connection with this Agreement, the TBA, at common law, in equity or under other applicable law.

                                   ARTICLE 10
                                  Risk of Loss
                                  ------------

          10.1  Risk of Loss.  Except to the extent expressly provided otherwise
                ------------
in the TBA, or caused by actions taken or not taken (when such actions should have been taken) by any of the Buyers either pursuant to this Agreement or the TBA or in breach of this Agreement or the TBA, (a) the risk of loss, damage or destruction to the Purchased Assets and/or the Real Properties from fire or other casualty or cause, shall be borne by Sellers at all times up to the Closing; and (b) it shall be the responsibility of Beasley to repair or cause to be repaired and to restore the affected property to its condition prior to any such loss, damage or destruction. In the event of any such loss, damage or destruction, the proceeds of any claim for any loss payable under any insurance policy with respect thereto shall be used to repair, replace or restore any such property to its former condition subject to the conditions stated below. In the event that property reasonably required for the normal operation of any of the Stations is not repaired, replaced or restored prior to the Closing, unless such damage was caused in whole or in material part by Buyer, including pursuant to Buyer's use of the Stations under the TBA, Buyer, at its sole option, upon written notice to Sellers: (a) may elect to postpone Closing until such time as the property has been repaired, replaced or restored, or (b) may elect to consummate the Closing and accept the property in its then condition, in which event Seller shall assign to Buyer all proceeds of insurance theretofore, or to be, received, covering the property involved; and if Buyer shall extend the time for Closing pursuant to clause (a) above, and the repairs, replacements or restorations are not completed within sixty (60) days after the later of the date on which Final Order for the Stations has come into existence and effect or March 31, 2002, Buyer may terminate this Agreement by giving written notice thereof to Sellers.

                                   ARTICLE 11
                                 Miscellaneous
                                 -------------

          11.1  Binding Agreement.  All the terms and provisions of this
                -----------------
Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns.

          11.2  Assignment.  This Agreement and all rights of Buyers shall be
                ----------
assignable by Buyers to one or more subsidiaries or affiliates of Buyer, prior to the Closing upon prior notice to Sellers, and may be collaterally assigned to institutional lenders to Buyer, and, after the Closing may be assigned by Buyers in any manner they deem appropriate, in each case without the consent of any of the Sellers. This Agreement and all rights of Sellers shall be assignable by Sellers to one or more of its affiliates prior to the Closing upon prior notice to Buyer so long as such assignment would not delay the Closing, and may be collaterally assigned to institutional lenders to Sellers. In addition, this Agreement and all rights of Buyers shall be assignable to a qualified intermediary or exchange accommodation titleholder as and to the extent necessary under Treasury Regulations 1.1031 and Revenue Procedure 2000-37 to permit Buyers to treat the acquisition of the Purchased Assets (or a portion thereof) hereunder as part of a like kind exchange of property as contemplated by Section 4.7 hereof. Prior to the Closing, this

Agreement shall not be assignable by any of the Sellers without the prior written consent of Buyer. No assignment shall relieve the assigning party of its obligations hereunder.

          11.3  Law To Govern.  This Agreement, the Obligations Undertaking and
                -------------
the Non-Competition Agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

          11.4  Notices.  All notices shall be in writing and shall be deemed to
                -------
have been duly given when (i) delivered personally (which shall include delivery by FedEx or other nationally-recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery), (ii) three (3) business days after the date when deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid to the other party hereto at the addresses set forth below, or (iii) when transmitted by facsimile, with a copy mailed on the same day in the manner provided in clause (ii), when receipt is confirmed by telephone:

               if to any of Sellers, to:

               Beasley Broadcasting of Nevada, LLC
               3033 Riviera Drive, Suite 200
               Naples, FL 34103
               Attn: B. Caroline Beasley

               with a copy to:

               Joseph D. Sullivan
               Arthur S. Landerholm
               Latham & Watkins
               555 11/th/ Street, NW, Suite 1000
               Washington, DC 20004

               if to any of Buyers, to:

               Wilks Broadcasting LLC
               9330 Old Southwick Pass
               Alpharetta, GA 30022
               Attn: Mr. Jeffrey Wilks

               with copies to:

               The Wicks Group of Companies, L.L.C.
               405 Park Avenue
               New York, NY 10022
               Attn: Mr. Craig B. Klosk
                and

                Golenbock, Eiseman, Assor, Bell & Peskoe
                437 Madison Avenue
                New York, NY 10022
                Attn: Nathan E. Assor, Esq.

or to such other addresses as any such party may designate in writing in accordance with this Section 11.4.

          11.5  Fees and Expenses.  Except as expressly set forth in this
                -----------------
Agreement, each of the parties shall pay its own fees and expenses with respect to the transactions contemplated hereby.

          11.6  Entire Agreement.  This Agreement sets forth the entire
                ----------------
understanding of the parties hereto in respect of the subject matter hereof and may not be modified or amended except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          11.7  Waivers.  Any failure by any party to this Agreement to comply
                -------
with any of its obligations hereunder may be waived by any Sellers in the case of a default by any of Buyers and by Buyer in case of a default by any of the Sellers. No waiver shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          11.8  Severability.  Any provision of this Agreement which is rendered
                ------------
unenforceable by a court of competent jurisdiction shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

          11.9  No Third-Party Beneficiaries.  Nothing herein, express or
                ----------------------------
implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

          11.10 Affiliate.  For purposes of this Agreement, the term
                ---------
"affiliate" when used with respect to any person or entity, shall mean any person or entity which directly or indirectly, alone or together with others, controls, is controlled by or is under common control with such person or entity.

          11.11 Drafting.  No party shall be deemed to have drafted this
                --------
Agreement but rather this Agreement is a collaborative effort of the undersigned parties and their attorneys.

          11.12 Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

          11.13  Headings.  The Section and paragraph headings contained herein
                 --------
are for the purposes of convenience only and are not intended to define or limit the contents of said Sections and paragraphs.

          11.14  Use of Terms.  Whenever required by the context, any pronoun
                 ------------
used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. Unless otherwise indicated, reference in this Agreement to a "Section" or Article" means a Section or Article, as applicable, of this Agreement. When used in this Agreement, words such as "herein", "hereinafter", "hereof", "hereto", and "hereunder" shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words "or," "either" and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    BEASLEY BROADCASTING OF NEVADA, LLC

                                    By:   /s/ Caroline Beasley
                                       --------------------------------
                                       Name:  Caroline Beasley
                                       Title: Manager

                                    KJUL LICENSE, LLC

                                    By:   /s/ Caroline Beasley
                                       --------------------------------
                                       Name:  Caroline Beasley
                                       Title: Manager

                                    WILKS BROADCASTING LLC

                                    By:   /s/ Jamie M. Weston
                                       --------------------------------
                                       Name:  Jamie M. Weston
                                       Title: Vice President

                                    WILKS LICENSE CO., LLC

                                    By:   /s/ Jamie M. Weston
                                       --------------------------------
                                       Name:  Jamie M. Weston
                                       Title: Vice President

          Beasley FM Acquisition Corp., a Delaware corporation, ("BFMA") hereby guarantees the full and complete performance of the obligations of Sellers under
Section 9.1(b) hereof. BFMA hereby waives any defense that it may have that any future amendment, modification, or waiver of this Agreement renders its guarantee in the immediately preceding sentence unenforceable under New York Law. BFMA hereby consents to the choice of law provision of Section 11.3 of this Agreement and acknowledges and agrees that notices may be sent to it pursuant to Section 11.4 of this Agreement at the address set forth for the Sellers.

BEASLEY FM ACQUISITION CORP.

By:   /s/ Caroline Beasley
   -------------------------
   Name:  Caroline Beasley
   Title: VP/CFO/Sec/Treas

                                  Exhibit 1.1
                                  -----------

                                  BILL OF SALE
                                  ------------

          This Bill of Sale is delivered to Wilks Broadcasting LLC, a Delaware limited liability company ("Buyer") and Wilks License Co., LLC, a Delaware limited liability company ("License Co." and together with Buyer being hereinafter referred to as "Buyers"), pursuant to the terms of the Agreement of Purchase and Sale of Assets (the "Agreement"), dated as of October 31, 2001, among Beasley Broadcasting of Nevada, LLC, a North Carolina limited liability company ("Beasley"), KJUL License, LLC, a North Carolina limited liability company ("Licensing" and together with Beasley being hereinafter referred to as "Sellers"), Buyer and License Co. Capitalized terms used but not defined herein are used with the definitions given them in the Agreement.

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

          1. Sellers do hereby sell, transfer, convey, assign, grant and deliver to Buyer all right, title, and interest in and to all business, properties, assets, machinery, equipment, furniture, fixtures, franchises, and goodwill and rights of Sellers as a going concern, of every nature, kind and description, tangible and intangible, owned or leased, wheresoever located and whether or not carried or reflected on the books or records of Seller and used, held for use or useful in connection with the operation of any of radio stations WRNO(FM), New Orleans, Louisiana and KMEZ(FM), La Belle Chasse, Louisiana (individually, a "Station" and collectively, the "Stations"), as more specifically defined as the "Purchased Assets" (as such term is defined in the Agreement), free and clear of any debts, liens, pledges, charges, mortgages, security interests, restrictions, easements, liabilities, claims, title defects, encumbrances, or rights of others of every kind and description, except for Permitted Liens (as such term is defined in the Agreement), excluding however from this Bill of Sale the "Excluded Assets"; it being understood that License Co. is acquiring all right, title and interest of any of Sellers in and to the Commission Authorizations and Buyer is acquiring all of the other Purchased Assets.

          To have and to hold all of the foregoing and unto Buyers, their respective successors and assigns, forever.

          2. This Bill of Sale is made pursuant to the terms of the Agreement and is made is without representation or warranty except those representations and warranties contained in and provided by the Agreement. This Bill of Sale does not create any obligations, covenants, representations or warranties or alter or amend any of the obligations, covenants, representations, or warranties contained in the Agreement. In the event of any inconsistency between this Bill of Sale and the Agreement, the Agreement shall control.

          3. This Instrument shall inure to the benefit of and is binding upon the respective successors and assigns of Buyers and Sellers.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Seller has caused this instrument to be duly executed as of the __ day of ________, 200_.


                                           BEASLEY BROADCASTING OF NEVADA, LLC



                                           By:___________________________
                                              Name:
                                              Title:


                                           KJUL LICENSE, LLC



                                           By:___________________________
                                              Name:
                                              Title:

                                  Exhibit 2.2
                                  -----------

                                ESCROW AGREEMENT
                                ----------------

          This Escrow Agreement, dated as of ______ __, 2001, by and among Beasley Broadcasting of Nevada, LLC, a North Carolina limited liability company ("Seller"), Wilks Broadcasting LLC, a Delaware limited liability company
  ------
("Purchaser") and Michael J. Bergner, as escrow agent only ("Escrow Agent").
  ---------                                                  ------------

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, simultaneously with the execution and delivery of this Escrow Agreement, Seller, KJUL License, LLC, a North Carolina limited liability company, Purchaser and Wilks License Co., LLC, a Delaware limited liability company, are executing and delivering to each other the Agreement of Purchase and Sale of Assets, dated as of the date hereof (the "Purchase Agreement"),
                                                      ------------------
relating to the sale and purchase of the Purchased Assets (capitalized terms used herein and not otherwise defined are used herein with the meanings ascribed thereto in the Purchase Agreement); and

          WHEREAS, pursuant to the provisions of the Purchase Agreement, Seller and Purchaser have requested Escrow Agent (i) to hold in escrow in accordance with the provisions of the Purchase Agreement and this Escrow Agreement, the Letter of Credit, the proceeds of any drawings thereof, and any funds deposited hereunder in lieu of or in exchange for the release of the Letter of Credit, and
(ii) to act as escrow agent hereunder; and

          WHEREAS, Escrow Agent is willing to hold the same in escrow in accordance with the provisions of this Escrow Agreement and to act as escrow agent hereunder;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          FIRST:  Seller and Purchaser hereby appoint Escrow Agent to serve as
          -----
escrow agent hereunder, subject to and in accordance with the provisions of this Escrow Agreement, and Escrow Agent agrees to act as escrow agent hereunder, subject to and in accordance with the provisions of this Escrow Agreement.

          SECOND:  A. Escrow Agent acknowledges receipt of a letter of credit
          ------
issued by The Bank of New York ("Issuer") naming the Escrow Agent as
                                 ------
beneficiary, and in the amount of THREE MILLION UNITED STATES DOLLARS (U.S. $3,000,000), a copy of which is attached hereto as Exhibit A (such letter of credit, and/or any and all replacement letters of credit therefor or renewals thereof deposited with Escrow Agent hereunder being herein called the "Letter of
                                                                       ---------
Credit"), and Escrow Agent agrees to hold the Letter of Credit, and the proceeds
------
of any
drawings on same and/or any funds deposited ("Draw Proceeds") by or on behalf of Purchaser under this Escrow Agreement in lieu of or in substitution for the Letter of Credit (collectively hereinafter referred to as the "Escrow
                                                               ------
Proceeds"), in escrow, subject to and in accordance with the provisions of this
--------
Escrow Agreement.

          B. From time to time after the date hereof, Purchaser may elect to substitute for the Letter of Credit one or more Letters of Credit in an aggregate amount equal to the amount of the Letter of Credit to be so substituted for, and with substantially the same terms and conditions, and issued by the Issuer or a United States bank reasonably acceptable to Seller (a "Substitute Letter of Credit") in which event, Escrow Agent shall, together with
 ---------------------------
Purchaser, arrange for a procedure for the simultaneous exchange of the Letter of Credit to be substituted for and such Substitute Letter of Credit, and, upon such exchange, such new Letter(s) of Credit shall be deemed to constitute the Letter of Credit held hereunder, and such Letter of Credit substituted for shall cease to be held under this Escrow Agreement and may be returned by Purchaser to the issuing bank for cancellation. If Escrow Agent shall have received notice from the Issuer that the Letter of Credit is not being renewed and if Purchaser does not provide the Escrow Agent with a Substitute Letter of Credit at least five (5) business days prior to the expiration of the Letter of Credit, the Escrow Agent shall, prior to the expiration of the Letter of Credit, draw on it and hold the proceeds thereof as Draw Proceeds in accordance with the terms hereof.

          THIRD:  A.  All Draw Proceeds (and any interest or income earned
          -----
thereon) shall, at the direction of Purchaser from time to time, be deposited and/or invested in any of the following (the Draw Proceeds with interest or income earned thereon, being referred to herein collectively as the "Escrow
                                                                     ------
Funds"):  (i) obligations issued or guaranteed as to interest and principal by
-----
the government of the United States or any agency or instrumentality thereof; or
(ii) obligations (including certificates of deposit and bankers' acceptances) of U.S. banks which at the date of investment have capital, surplus, and undivided profits (as of the date of their most recently published annual financial statements) in excess of $50,000,000; (iii) commercial paper which at the date of investment is rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investment Service, Inc. or, if not rated, is of equivalent quality;
(iv) repurchase agreements fully secured by obligations of any of the kinds specified in clauses (i) through (iii) above and issued by any government bond dealer reporting to, trading with and recognized as a primary dealer by the Federal Reserve Bank of New York or by any bank or trust company organized in the United States of America which has a combined capital, surplus and undivided profits of not less than $50,000,000; or (v) interests in any money market fund or trust, the investments of which are principally restricted to obligations of any of the kinds specified in clauses (i) through (iv) above. None of the Escrow Funds shall become subject to the debts, obligations, liens, charges, claims or encumbrances of Escrow Agent. All interest and income earned on the Draw Proceeds ("Earnings") shall at all times be deemed earned by and the sole property of Purchaser and shall be disbursed to Purchaser from time to time by the Escrow Agent promptly upon Purchaser's request therefor; provided that if Seller delivers a Seller's Notice of Demand and the Escrow Agent ultimately delivers all or a portion of the Draw Proceeds in response, then Seller shall be entitled to any Earnings that may have accrued on the Draw Proceeds, or the portion thereof delivered to Seller, as the case may be, from the date upon which Seller gave the Seller's Notice of Demand.

                   B. If Escrow Agent is instructed by Purchaser to disburse all or any portion of the Escrow Funds to Seller, or to draw upon the Letter of Credit and to cause the proceeds thereof to become Draw Proceeds held in escrow under this Escrow Agreement, Escrow Agent shall comply with such instructions.

                   C. If Escrow Agent is instructed by Seller to disburse all or any portion of the Escrow Funds to Purchaser, Escrow Agent shall comply with such instructions.

                   D. In all events, Escrow Agent shall comply with the joint written instructions of Seller and Purchaser.

          FOURTH:  A.  If Seller believes that it is entitled to the entire Draw
          ------
Proceeds by reason of any entitlement thereto under Section 2.2(b)(ii) of the Purchase Agreement, and if Seller shall give notice to Purchaser and Escrow Agent requesting that Escrow Agent disburse the Draw Proceeds (and to draw upon the Letter of Credit to effectuate the foregoing), to Seller by reason thereof (such notice being referred to herein as a "Seller's Notice of Demand"), then:
                                            -------------------------
Escrow Agent shall promptly give notice to Purchaser advising Purchaser that it has received such Seller's Notice of Demand (any such notice being referred to herein as a "Escrow Agent's Notice of Seller's Demand"), and shall enclose with
             ----------------------------------------
Escrow Agent's Notice of Seller's Demand a photocopy of Seller's Notice of Demand. Unless, within twenty (20) days after the giving of Escrow Agent's Notice of Seller's Demand, Escrow Agent shall receive a notice from Purchaser objecting to Seller's Notice of Demand (any such notice is referred to as a "Purchaser's Notice of Dispute"), Escrow Agent shall disburse to Seller the
 -----------------------------
Escrow Funds (after having drawn upon the Letter of Credit). If Escrow Agent receives any such Purchaser's Notice of Dispute within the twenty (20) day period aforesaid, Escrow Agent shall not disburse to Seller any of the Draw Proceeds, unless (i) thereafter instructed to do so by Purchaser or (ii) required to do so by an order or judgment of a court of competent jurisdiction (a "Court") after the rights of Purchaser and Seller shall have been fully
    -----
adjudicated (with all rights of appeal having expired or terminated) by such Court.

                   B. If Purchaser believes that it is entitled to the Draw Proceeds by reason of any entitlement thereto pursuant to the Purchase Agreement, and if Purchaser shall give notice to Escrow Agent and Seller requesting that Escrow Agent disburse all the Escrow Funds to Purchaser by reason thereof (such notice being referred to herein as a "Purchaser's Notice of
                                                           ---------------------
Demand"), then: Escrow Agent shall promptly give notice to Seller advising
------
Seller that it has received such Purchaser's Notice of Demand (any such notice being referred to herein as a "Escrow Agent's Notice of Purchaser's Demand"),
                               -------------------------------------------
and shall enclose with Escrow Agent's Notice of Purchaser's Demand a photocopy of Purchaser's Notice of Demand. Unless, within twenty (20) days after the giving of Escrow Agent's Notice of Purchaser's Demand, Escrow Agent shall receive a notice from Seller objecting to Purchaser's Notice of Demand (any such notice being referred to as a "Seller's Notice of Dispute"), Escrow Agent shall
                               --------------------------
disburse to Purchaser the Draw Proceeds. If Escrow Agent receives any such Seller's Notice of Dispute within the twenty (20) day period aforesaid, Escrow Agent shall not disburse any of the Draw Proceeds, unless (i) thereafter instructed to do so by Seller or (ii) required to do so by an order or judgment of a Court after the rights of Purchaser and Seller have been fully adjudicated (with all rights of appeal having expired or terminated) by such Court.

                   C. Nothing contained herein shall limit or affect the entitlement of Purchaser to the Earnings and to the disbursement thereof to it upon its request to Escrow Agent.

          FIFTH:  Except as in this Escrow Agreement expressly provided, Escrow
          -----
Agent shall not disburse to Seller or to Purchaser, or draw upon, all or any portion of the Escrow Funds and/or the Letter of Credit.

          SIXTH:   A.  Escrow Agent, when acting in good faith, shall not be
          -----
responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Escrow Agreement or any document pursuant hereto (other than by or on behalf of Escrow Agent), or for the sufficiency, genuineness or validity of any such document.

                   B. Escrow Agent shall not be liable or responsible for any act it may do or omit in the absence of gross negligence or willful misconduct.

                   C. In the event that (a) Escrow Agent receives a written Notice of Dispute from Seller or Purchaser as provided in Article FOURTH, or (b) any controversy shall arise between Seller and Purchaser with respect to this Agreement, the Letter of Credit, the Escrow Funds, or any part thereof, or the right of any party or other person to receive the same, or the parties shall fail to designate another escrow agent if the Escrow Agent should resign as provided herein, Escrow Agent shall (i) withhold delivery of the Escrow Funds and the Letter of Credit or any disputed portion thereof, as the case may be, as provided in said Article FOURTH, until instructed in writing to do so by Purchaser and Seller or when required to do so by an order or judgment of a Court after the rights of Purchaser and Seller shall have been fully adjudicated (with all rights of appeal having expired or terminated) by such Court, or (ii) institute a bill of interpleader in any Court to determine the rights of the parties hereto (the right of Escrow Agent to institute such bill of interpleader shall not, however, be deemed to modify the manner in which Escrow Agent is entitled to make disbursements of the Escrow Funds or the Letter of Credit as herein above set forth other than to tender the same into the registry of such Court). Should a bill of interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Escrow Agreement or the Letter of Credit or the Escrow Funds, then as between themselves and the Escrow Agent, Purchaser, on the one hand, and Seller, on the other hand, hereby agree each to pay Escrow Agent fifty (50) percent of Escrow Agent's reasonable attorneys' fees and any and all other disbursements, expenses, costs and damages of Escrow Agent in connection with or resulting from such threatened or actual litigation. In case any property held by Escrow Agent hereunder shall be attached, garnished or levied upon under any order of a Court, or the delivery thereof shall be stayed or enjoined by any order of any said Court, or any other order, judgment or decree shall be made or entered by any such Court affecting such property, or any part thereof, or any act of Escrow Agent shall be so stayed or enjoined, Escrow Agent is hereby expressly authorized in its sole discretion to obey and comply with all writs, orders, judgments or decrees so entered or issued, and in case Escrow Agent obeys and complies with any such writ, order, judgment or decree it shall not be liable to any of the parties hereto, their successors, heirs or personal representatives or to any other person, firm or corporation, by reason of such compliance, notwithstanding that such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.

                   D. Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not have any liability or responsibility arising under the Purchase Agreement or any other agreement to which Escrow Agent is not a party, even though reference thereto may be made herein.

                    E. Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

                   F. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect. Within thirty (30) days after receipt of such notice, Purchaser and Seller shall appoint a new escrow agent, which Seller and Purchaser shall each find acceptable. In default of such a joint designation of a successor escrow agent, Escrow Agent shall retain the Letter of Credit and Escrow Funds as custodian thereof until otherwise directed by Purchaser and Seller, jointly, or until it has released the Letter of Credit and Escrow Funds, as the case may be, in accordance with this Escrow Agreement, in each case, without liability or responsibility. If no successor escrow agent is appointed within such thirty (30) day period, Escrow Agent shall be entitled to petition a Court for such appointment of a successor escrow agent and/or to deposit the Letter of Credit and Escrow Funds with such Court.

                   G. Purchaser, on the one hand, and Seller, on the other hand, shall share equally the fees payable to Escrow Agent with respect to its services under this Escrow Agreement, and hereby agree jointly and severally to indemnify Escrow Agent for, and to hold it harmless against, any claim, liability or expense incurred by Escrow Agent, without bad faith and willful misconduct on the part of Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out of its duties hereunder, including the costs and expenses of litigation, investigation and reasonable attorneys' fees incurred by Escrow Agent in defending itself against any claim of liability resulting therefrom. The provisions of this Section SIXTH (G) shall survive termination of the escrow arrangement contemplated hereby.

       SEVENTH:    A.  All notices, requests, demands, instructions or other
       -------
communications required to or desired to be given hereunder shall be in writing, may, at the election of any sending party, be given on behalf of such party by (and under signature of) such party's attorneys, and shall be deemed given only three (3) business days after the mailing thereof, postage prepaid, by certified or registered mail (return receipt requested), or when delivered by hand or the next day after delivery to a nationally recognized courier service to the addresses indicated below:

                       (1)  If addressed to Seller, to it at:

                            Beasley Broadcasting of Nevada, LLC

                                     3033 Riviera Drive, Suite 200
                                     Naples, FL 34103
                                     Attn: B. Caroline Beasley

                         with a copy to:

                                     Joseph D. Sullivan
                                     Arthur S. Landerhom
                                     Latham & Watkins
                                     555 11/th/ Street, NW, Suite 1000
                                     Washington, DC 20004

                         (2) If addressed to Purchaser, to it at:

                                     Wilks Broadcasting LLC
                                     9330 Old Southwick Pass
                                     Alpharetta, Georgia 30022
                                     Attn:  Mr. Jeffrey Wilks

                         with copies to:

                                     Golenbock, Eiseman, Assor, Bell & Peskoe
                                     437 Madison Avenue
                                     New York, New York 10022
                                     Attn: Nathan E. Assor, Esq.

                         and

                                     The Wicks Group of Companies, L.L.C.
                                     405 Park Avenue
                                     New York, NY 10022
                                     Attn:  Mr. Craig B. Klosk

                         (3) If addressed to Escrow Agent, to it at:

                                     Michael J. Bergner
                                     4400 N. Federal Hwy., Suite 200
                                     Boca Raton, FL 33431

or such other address or addresses as may be expressly designated by any party by notice given in accordance with the foregoing provisions and actually received by the party to whom addressed.

          B. This Escrow Agreement shall not be binding and effective until duly executed and unconditionally delivered by Seller, Purchaser and Escrow Agent.

                   C. This Escrow Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which, together, shall constitute one and the same Escrow Agreement.

       EIGHTH:  The covenants, conditions and agreements contained in this
       ------
Escrow Agreement shall bind and inure to the benefit of Seller, Purchaser, and Escrow Agent and their respective successors and assigns. No party hereto may assign any of its rights or obligations under this Escrow Agreement except any party may assign its rights and obligations hereunder if and to the extent it assigns its rights and obligations under the Purchase Agreement in accordance therewith, and except that this Section shall not be construed to impair Escrow Agent's right to resign under this Escrow Agreement.

       NINTH:  This Escrow Agreement constitutes the entire agreement of the
       -----
parties with respect to the subject matter hereof, may not be amended or modified except by written agreement signed by Purchaser, Seller and Escrow Agent, and shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (without giving effect to contrary rules of conflict of laws).

          IN WITNESS WHEREOF, this Escrow Agreement has been executed as of the date first above written:

                              BEASLEY BROADCASTING OF NEVADA, LLC


                              By: ____________________________________
                                  Name:
                                  Title:


                              WILKS BROADCASTING LLC


                              By: ____________________________________
                                  Name:
                                  Title:


                              MICHAEL J. BERGNER,
                              as Escrow Agent only

                              ____________________________________

                                   Exhibit A
                                   ---------

                                  Exhibit 2.6
                                  -----------

                            OBLIGATIONS UNDERTAKING
                            -----------------------

          OBLIGATIONS UNDERTAKING, dated as of ____________, 200_, by Wilks Broadcasting LLC, a Delaware limited liability company ("Purchaser"), in favor of Beasley Broadcasting of Nevada, LLC, a North Carolina limited liability company ("Seller").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, pursuant to an Agreement of Purchase and Sale of Assets, dated as of _____________, 2001, among Purchaser, Wilks License Co., LLC, a Delaware limited liability company, Seller, and KJUL License, LLC, a North Carolina limited liability company, (the "Agreement"; capitalized terms used but not defined herein are used with the definitions given them in the Agreement), Seller has concurrently herewith sold, assigned, transferred, conveyed and delivered the Assets to Purchaser; and

          WHEREAS, in partial consideration therefor, the Agreement requires Purchaser to execute and deliver to Seller this Obligations Undertaking;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which by Purchaser is hereby acknowledged, Purchaser hereby agrees as follows:

          1. Purchaser hereby undertakes, assumes and agrees, subject to the limitations contained herein and in the Agreement, to perform, pay and discharge the Assumed Obligations relating to the Stations, but in each case only to the extent first accruing, and only with respect to the periods, after the Closing Date, including all contracts, agreements, leases, licenses or other understandings or arrangements listed on Schedule A hereto.

          2. Nothing contained herein or in the Agreement shall require Purchaser to pay, perform or discharge any liabilities or obligations assumed hereby so long as Purchaser shall in good faith contest the amount or validity thereof.

          3. Except for the Assumed Obligations, Buyer shall not and does not assume any liability or obligation of any of Sellers, fixed or contingent, disclosed or undisclosed, and assumes no liability for any claim, debt, default, duties, obligations or liabilities of any of Sellers of any kind or nature, whether known or unknown, contingent or fixed, all of which, to the extent that they exist from and after the Closing shall be retained and discharged by Sellers.

          4. This Obligations Undertaking is made pursuant to the terms of the Agreement and is made without representation or warranty except those representations and warranties contained in and provided by the Agreement. This Obligations Undertaking does not create any additional obligations, covenants, representations or warranties or alter or amend any of the obligations, covenants, representations or warranties contained in the Agreement. In the event of any inconsistency between this Obligations Undertaking and the Agreement, the Agreement shall control.

          5. No person or entity other than Seller shall have any rights under or by reason of, or be a third third-party beneficiary of, this Obligations Undertaking or the provisions contained herein.


                              WILKS BROADCASTING LLC


                              By:_____________________________________
                                  Name:
                                  Title:

                                   Schedule A
                                   ----------

[List of contracts to include those assumed pursuant to Section 2.6(a)(i) of the Purchase Agreement.]

                                 Exhibit 4.2(c)
                                 --------------

                         LEASEHOLD ASSIGNMENT AGREEMENT
                         ------------------------------

This Leasehold Assignment Agreement, dated as of the __day of _________, 200__, between Beasley Broadcasting of Nevada, LLC, a North Carolina limited liability company ("Assignor"), and Wilks Broadcasting LLC, a Delaware limited company ("Assignee").

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

          1. Effective as of the date of the Closing (the "Effective Date") under that certain Agreement of Purchase and Sale of Assets, dated as of ________________, 2001, between Assignor and Assignee (the "Purchase Agreement"), Assignor does hereby assign, bargain, transfer, convey and set over unto Assignee, Assignor's entire interest in and under that certain [Lease Agreement], dated ___________ (the "Lease"), between _____________, as lessor, and _____, predecessor-in-interest to Assignor, as lessee, and covering certain premises and rights more fully described in the Lease, which description is hereby incorporated herein by reference,

          To have and to hold all of the foregoing and unto Assignee, its respective successors and assigns, forever.

          2. Effective as of the Effective Date, Assignee assumes, and agrees to pay and discharge following said date, the unperformed and unfulfilled obligations of Assignor accruing under the Lease, but in all cases only to the extent that such obligations first accrue after said date.

          3. Nothing contained herein shall be deemed to relieve Assignor of any of its obligations under the Lease with respect to any and all periods, occurrences and matters prior to or ending with, and/or otherwise accrued as of, the Effective Date.

          4. This Leasehold Assignment Agreement is made pursuant to the terms of the Agreement and is made without representation or warranty except those representations and warranties contained in and provided by the Agreement. This Landlord Assignment Agreement does not create any additional obligations, covenants, representations or warranties or alter or amend any of the obligations, covenants, representations or warranties contained in the Agreement. In the event of any inconsistency between this Leasehold Assignment Agreement and the Agreement, the Agreement shall control.

          5. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                              ASSIGNOR:

                              BEASLEY BROADCASTING OF NEVADA, LLC


                              By:___________________________
                                Name:
                                Title:

                              ASSIGNEE:

                              WILKS BROADCASTING, LLC


                              By:___________________________
                                Name:
                                Title:

The undersigned, being Lessor under the Lease, does hereby consent and agree to the assignment of the Lease as set forth in the foregoing Leasehold Assignment Agreement and acknowledges that, from and after the Effective Date, Assignee will become the lessee under the Lease.

[LESSOR]

By:
Name:
Title:

[Note: Delivery of Landlord consent language is only a required closing delivery for those leases listed on Schedule 4.5(e).]

                                 Exhibit 4.5(f)
                                 --------------

                              OPINIONS OF COUNSEL
                                   FOR SELLER
                                   ----------

     1. Beasley is a limited liability company, and is, validly existing and in good standing under the laws of the State of North Carolina. Licensing is a limited liability company, and is validly existing and in good standing under the laws of the State of North Carolina. Each of the Sellers has the limited liability company power and authority to enter into each of the Documents (as such term is defined herein) to which it is a party and perform its obligations thereunder.

     2. The execution, delivery and performance by each of the Sellers of each of the Documents to which it is a party have been duly authorized by all necessary limited liability company action of each of the Sellers.

     3. Each of the Documents to which a Seller is a party constitutes a legally valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. We express no opinion as to the enforceability of Section 7.15 of the Agreement or the remedies for enforcement thereof set forth in Section 8.3 of the Agreement.

     4. The execution and delivery by each of the Sellers of the Documents to which it is a party, and the sale and assignment by the Sellers of the Purchased Assets and the Assumed Obligations on the date hereof do not:

         (i) violate the provisions of the Governing Documents [defined term to include Certificate of Formation and LLC Operating Agreement],

         (ii) result in the breach of or a default under any court or administrative orders, writs, judgments or decrees specifically directed to either of the Sellers and material to such Seller,

         (iii) violate any federal or New York statute, rule or regulation applicable to any of the Sellers.

     5. Licensing holds all the authorizations, licenses and permits issued by the FCC listed on Schedule A hereto (the "FCC Licenses"). The FCC Licenses constitute all of the FCC licenses and authorizations that are necessary for Licensing to operate an FM radio broadcast station on channel 275 licensed to Belle Chasse, Louisiana and an FM radio broadcast station on channel 258 licensed to New Orleans, Louisiana in compliance with the technical and engineering specifications in the FCC Licenses and the applicable rules and policies of the FCC, provided that (a) we render no opinion as to whether actual construction or operations of such stations in conformity with the FCC Licenses is feasible as a practical matter, and (b) we render no opinion with respect to auxiliary authorizations issued under Part 74 of the FCC's rules or other ancillary authorizations, permits or registrations that do not authorize full service broadcast operations but may nevertheless be necessary for practical operation of a broadcast station. Each of the FCC Licenses is in full force and effect before giving effect to the assignment thereof to Purchaser.

     6. The FCC has granted its consent for the assignment of the FCC Licenses from Licensing to License Co. pursuant to the Form 732 authorization attached as Schedule B hereto (the "FCC Consent"). No other consent of the FCC is required with regard to the FCC Licenses for the assignment of the FCC Licenses from Licensing to License Co. as described in the application filed for the FCC Consent The FCC gave public notice of the grant of the FCC Consent on [date]. The time within which any party in interest other than the FCC may seek administrative or judicial reconsideration or review of the FCC Consent has expired, and, to our knowledge based upon our review of the FCC Records, no petition for such reconsideration or review was timely filed with the FCC or with the appropriate court. The time within which the FCC may review the FCC Consent on its own motion has expired and, to our knowledge based upon our review of the FCC Records, the FCC has not undertaken such review. We advise you that notice must be given to the FCC upon consummation of an assignment of a broadcast license previously approved by the FCC.

     7. Except for proceedings of general applicability to the radio industry and except as set forth in Schedule 5.7(b) of the Purchase Agreement, to our knowledge based solely on our examination of the FCC Records, there is no investigatory proceeding, petition or other legal or administrative proceeding pending before the FCC against any of the FCC Licenses that seeks, or is reasonably likely to result in, the revocation, non-renewal or material adverse modification of any of the FCC Licenses.

[Note: the opinion is subject to customary assumptions, limitations, qualifications and exceptions and the following:

     "In rendering the opinions in paragraph 1, 2 and 4(i) as to (i) the valid existence and good standing of Sellers under the laws of the State of North Carolina, (ii) the due authorization of the execution, delivery and performance by each of the Sellers of each of the Documents to which it is a party, and
(iii) the conformance with the Governing Documents of the execution and delivery by each of the Sellers of the Documents to which it is a party, and the sale and assignment by the Seller of the Purchased Assets and the Assumed Obligations, respectively, we have assumed, with your permission, that the Limited Liability Company Act of Delaware (the "LLCA") governs these matters. These matters are not governed by the LLCA, but are instead governed by the law of the State of North Carolina and we have not independently verified and we assume no responsibility for differences that may exist between the LLCA and the law of the State of North Carolina."]

                                   Schedule A
                                   ----------

WRNO-FM, New Orleans, Louisiana main station FM radio broadcasting license (Facility ID. 54890)

KMEZ(FM), Belle Chasse, Louisiana main station FM radio broadcasting license (Facility ID. 12157)